UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant   ☒
Filed
by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
BANDWIDTH INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BANDWIDTH INC.

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

May 18, 2023

BANDWIDTH INC.

900 Main Campus Drive, Suite 100

Raleigh, North Carolina 27606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:30 a.m. Eastern Time on Thursday, May 18, 2023

Dear Stockholders of Bandwidth Inc.:

We cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Bandwidth Inc., a Delaware corporation (the “Company”), which will be a virtual meeting and will be held on Thursday, May 18, 2023 at 9:30 a.m. Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class III directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the Company’s Second Amended and Restated 2017 Incentive Award Plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You will be able to attend, vote and submit your questions during the Annual Meeting by registering at www.proxydocs.com/BAND. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

Our board of directors has fixed the close of business on March 22, 2023 as the record date for the Annual Meeting. Only stockholders of record on March 22, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 4, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”). The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: www.proxydocs.com/BAND.

YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented, regardless of whether you plan to attend the Annual Meeting. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

We sincerely appreciate your continued support.

By order of the Board of Directors,

David A. Morken

Co-Founder, Chief Executive Officer and Chairman of the Board

April 4, 2023

PROCEDURAL MATTERS	1

How do I attend the Annual Meeting in person?	1

How do I attend the Annual Meeting online?	1

What do I need to do to attend the Annual Meeting in person?	1

Who can vote at the Annual Meeting?	1

What matters am I voting on?	2

How does the board of directors recommend I vote on these proposals?	2

How many votes are needed to approve each proposal?	3

What is a quorum?	3

How do I vote?	3

How many votes do I have?	4

What happens if I do not vote?	4

What if I return a proxy card or otherwise vote but do not make specific choices?	4

Can I change my vote or revoke my proxy?	4

What is the effect of giving a proxy?	5

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	5

How are proxies solicited for the Annual Meeting?	5

Where can I find the voting results of the Annual Meeting?	5

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	6

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8

Nominees for Director	8

Directors Continuing in Office Until the 2024 Annual Meeting	8

Directors Continuing in Office Until the 2025 Annual Meeting	9

Risk Management	9

Director Independence	10

Board Leadership Structure	10

Board Meetings and Committees	11

Identifying and Evaluating Director Nominees	12

Minimum Qualifications	13

Board Evaluation	13

Board Diversity	13

Stockholder Recommendations and Nominations to the Board of Directors	14

Stockholder and Other Interested Party Communications	14

Environmental, Social and Governance Matters	15

Compensation Committee Interlocks and Insider Participation	17

PROPOSAL NO. 1—ELECTION OF DIRECTORS	18

Nominees	18

Vote Required	18

i

ii

iii

BANDWIDTH INC.

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2023 annual meeting of stockholders of Bandwidth Inc., a Delaware corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, May 18, 2023, at 9:30 a.m. Eastern Time. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by registering in advance at www.proxydocs.com/BAND and entering your control number located on your proxy card or Notice (as defined below). Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 4, 2023 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

How do I attend the Annual Meeting?

This meeting will be a virtual meeting and will be held on Thursday, May 18, 2023 at 9:30 a.m. Eastern Time. You are entitled to participate in the Annual Meeting only if: (1) you were a stockholder of the Company as of the close of business on the Record Date (as defined below) or (2) you hold a valid legal proxy for the Annual Meeting because you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker .

As a stockholder, to attend the Annual Meeting, you must register at www.proxydocs.com/BAND. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

Who can vote at the Annual Meeting?

Holders of either class of our common stock as of the close of business on March 22, 2023, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 23,507,796 shares of our Class A common stock outstanding and 1,965,169 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What matters am I voting on?

You will be voting on:

●	The election of two Class III directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal No. 1”);

●	The approval of the Company’s Second Amended and Restated 2017 Incentive Award Plan (“Proposal No. 2”);

●	A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (“Proposal No. 3”);

●	An advisory, non-binding approval of the compensation of our named executive officers, as disclosed in this proxy statement, in accordance with the rules of the SEC (“Proposal No. 4”); and

●	Any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of David A. Morken and Rebecca G. Bottorff as Class III directors;

●	“FOR” the approval of the Second Amended and Restated 2017 Incentive Award Plan;

●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

●	“FOR” the advisory approval of the compensation of our named executive officers.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of directors	Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The nominee receiving the most “FOR” votes will be elected as directors; withheld votes will have no effect	None	None

2	Approval of the Second Amended and Restated 2017 Incentive Award Plan	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the subject matter	Against	None

3	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the subject matter	Against	Not applicable(1)

4	Advisory approval of the compensation of our named executive officers	“FOR” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the subject matter	Against	None

(1)

This proposal is considered to be a “routine” matter under NASDAQ rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NASDAQ rules to vote your shares on this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our second amended and restated bylaws and Delaware law. The presence, virtually or represented by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Equiniti, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.

By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.

By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person (Virtual)

You may also vote in person virtually by attending the meeting through www.proxydocs.com/BAND. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card.

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock you owned as of March 22, 2023 and ten votes for each share of Class B common stock you owned as of March 22, 2023.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote online or by completing a proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the approval of the Company’s Second Amended and Restated 2017 Equity Incentive Plan, “For” the ratification of Ernst & Young LLP as independent auditors for our fiscal year ending December 31, 2023, and “For” the advisory approval of executive officer compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using the individual’s best judgment. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	Entering a new vote by Internet;

●	Completing and returning a later-dated proxy card;

●	Notifying R. Brandon Asbill, the Corporate Secretary of Bandwidth Inc., in writing, at Bandwidth Inc., 900 Main Campus Drive, Suite 100, Raleigh, NC 27606; or

●	Attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated David A. Morken, Daryl E. Raiford and R. Brandon Asbill as proxy holders with full power of substitution. When a stockholder’s proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors, as described above under “What if I return a proxy card or otherwise vote but do not make specific choices?” If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 4, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:

Bandwidth Inc.

Attention: Investor Relations

900 Main Campus Drive, Suite 100

Raleigh, NC 27606

Phone: (800) 808-5150

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 6, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Bandwidth Inc.

Attention: Investor Relations

900 Main Campus Drive, Suite 100

Raleigh, NC 27606

Our second amended and restated bylaws also establish a notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our second amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our second amended and restated bylaws. To be timely for the 2024 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

●	Not earlier than the close of business on January 20, 2024; and

●	Not later than the close of business on February 19, 2024.

If we hold the 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by the independent members of our board of directors. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our second amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our second amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our second amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary:

●	Not earlier than the close of business on January 20, 2024; and

●	Not later than the close of business on February 19, 2024.

If we hold the 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

In addition to satisfying the foregoing requirements under our second amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.

Availability of Bylaws

A copy of our second amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of six directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Messrs. Bailey, Roush, Suriano and Murdock, representing four of our six directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NASDAQ Global Select Market.

The following table sets forth the names, ages as of March 31, 2023, and certain other information for the members of our board of directors with a term expiring at the Annual Meeting and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Directors with Terms Expiring at the Annual Meeting/Nominees:

David A. Morken	III	53	Co-Founder, Chief Executive Officer, Director, and Chairman	2001	2023	2026

Rebecca G. Bottorff	III	55	Chief People Officer and Director	2022	2023	2026

Continuing Directors:

Brian D. Bailey(1)	I	56	Director	2013	2024	—

Lukas M. Roush(2)	I	45	Director	2018	2024	—

John C. Murdock(1)	II	58	Director	2016	2025	—

Douglas A. Suriano(3)	II	61	Director	2017	2025	—

(1)	Member of the audit and compensation committees.
(2)	Chairman of the audit committee.
(3)	Chairman of the compensation committee.

Nominees for Director

David A. Morken. See the section titled “Executive Officers” for Mr. Morken’s biographical information.

Rebecca G. Bottorff. See the section titled “Executive Officers” for Ms. Bottorff’s biographical information.

Directors Continuing in Office Until the 2024 Annual Meeting

Brian D. Bailey has served as a director since 2013. Mr. Bailey is a Co-Founder and Managing Partner of Carmichael Partners, a private investment firm based in Charlotte, North Carolina. Prior to forming Carmichael Partners, he worked in private equity at The Carlyle Group in Washington, D.C., Forstmann Little & Co. in New York and Carousel Capital in Charlotte. In addition to his private equity background, Mr. Bailey previously held investment banking positions at Bowles Hollowell Conner & Co. in Charlotte and CS First Boston in New York and served in several government positions in Washington, D.C. including Special Assistant to the President in the Office of the White House Chief of Staff and Director of Strategic Planning and Policy at the U.S. Small Business Administration. Mr. Bailey also currently serves on the board of directors of FIBA ClubCo LLC and Relay, Inc., as well as the North Carolina School of Science and Math Foundation and the TDF Foundation. He has previously served on the board of directors of a number of private, public and nonprofit organizations. Mr. Bailey holds a B.A. degree from the University of North Carolina at Chapel Hill and an M.B.A. degree from the Stanford Graduate School of Business.

Mr. Bailey was selected to serve on our board of directors due to his extensive financial acumen, his experience gained from directorships at other companies and his investment banking background.

Lukas M. Roush has served as a director since 2018. Mr. Roush co-founded Sovereign’s Capital, a private equity firm, in 2012 and currently serves as a Managing Partner. Prior to Sovereign’s Capital, Mr. Roush served as Vice President for Sales, Marketing, and Business Development at TransEnterix, a medical device company that developed and commercialized a minimally invasive surgical system in the United States, Europe, and Asia. Prior to joining TransEnterix, Mr. Roush served as Chief Operating Officer at Liquidia Technologies, a nanotechnology company focused on biopharmaceutical applications. Mr. Roush previously served as global marketing manager for the neurovascular stroke business at Boston Scientific. Mr. Roush graduated summa cum laude from Duke University, and later earned his M.B.A. from The Fuqua School of Business.

Mr. Roush was selected to serve on our board of directors due to his sales, marketing and operations leadership background at other companies, his extensive financial qualifications and his experience in private equity including directorships at other companies.

Directors Continuing in Office Until the 2025 Annual Meeting

John C. Murdock joined Bandwidth in 2008 and served as President until December 2018. Mr. Murdock previously served as Bandwidth’s General Counsel. Additionally, Mr. Murdock serves as a board member of Relay, Inc. Prior to joining Bandwidth, Mr. Murdock founded a specialized law firm with a national level complex civil litigation practice. As a Marine officer, Mr. Murdock served on active duty, including combat service in Operation Desert Shield/Storm. Mr. Murdock obtained a B.S. in Finance from Miami University of Ohio, with an NROTC scholarship and a J.D. from the University of Notre Dame Law School.

Mr. Murdock was selected to serve on our board of directors due to his experience as the Company’s former President and former General Counsel, and his general experience in the communications industry.

Douglas A. Suriano has served as a director of Bandwidth since 2017. Until 2019, Mr. Suriano was senior vice president and general manager of Oracle Communications. Mr. Suriano joined Oracle Communications in 2013 as vice president of products following Oracle Communications’ acquisition of Tekelec, Inc. At Tekelec, Inc., Mr. Suriano served as chief technology officer and vice president of engineering. Prior to Tekelec, Inc., Mr. Suriano served as the vice president of engineering at dynamicsoft, Inc. and chief information officer for QAD, Inc. Before QAD, Inc., Mr. Suriano managed the information technology division for the United States Marine Corps. Mr. Suriano holds a B.S. degree from the U.S. Naval Academy and an M.S. in information technology from the U.S. Naval Postgraduate School.

Mr. Suriano was selected to serve on our board of directors due to his leadership experience with companies in the information technology and communications industries.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, operational, security, legal, compliance and reputational risks. Our management team is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of enterprise risk management. In its risk oversight role, our board of directors is responsible for ensuring that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at regular meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

Our full board of directors fulfills its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on significant committee activities at each board meeting, and evaluates the risks inherent in significant transactions. On an annual basis, our full board of directors receives an Enterprise Risk Management report (the “ERM Report”) that provides management’s assessment of the enterprise risks facing the Company. The ERM Report also contains management’s overall prioritization of the risks accumulated from all functional areas. Our full board of directors also receives additional reports from the management team from time to time regarding various enterprise risks.

While our full board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our compensation committee assesses risks created by the incentives inherent in our compensation policies.

Director Independence

Our Class A common stock is listed on the NASDAQ Global Select Market. Under the listing requirements and rules of the NASDAQ Global Select Market, independent directors must comprise a majority of our board of directors, subject to specified exceptions. In addition, the rules of the NASDAQ Global Select Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NASDAQ Global Select Market. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NASDAQ Global Select Market.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Messrs. Bailey, Murdock, Roush and Suriano, representing four of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NASDAQ Global Select Market. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Mr. Morken currently serves as both the Chairman of our board of directors and as our Chief Executive Officer. Our non-management directors bring experience, oversight and expertise from outside of the Company, while Mr. Morken brings Company- and industry-specific experience and expertise. As our co-founder and Chief Executive Officer, Mr. Morken is well positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe the structure of our board of directors and its committees provides effective independent oversight of management, while Mr. Morken’s combined role enables strong leadership and enhances our ability to communicate our message and strategy clearly and consistently to stockholders and other critical stakeholders.

We do not have a lead independent director. Rather, our independent directors provide strong, independent leadership for our audit and compensation committees. Our independent directors meet in executive session after meetings of the board of directors, and have direct access to management as they deem necessary. Currently, independent directors directly oversee such critical matters as the integrity of our financial statements, the compensation of executive management, and the selection of director nominees. Further, the compensation committee conducts an annual performance review of Mr. Morken and, based upon this review, approves Mr. Morken’s annual compensation, including salary, bonus, incentive and equity compensation.

Board Meetings and Committees

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of six members.

During our fiscal year ended December 31, 2022, our board of directors held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.

We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We nonetheless encourage, but do not require, our directors to attend. Each of our directors attended our annual meeting of stockholders held on May 19, 2022.

Our board of directors has established an audit committee and a compensation committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of Mr. Roush, who is the chair of the committee, and Messrs. Bailey, Murdock and Suriano. Our board of directors has determined that all members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Global Select Market. Our board of directors has determined each of Mr. Roush and Mr. Bailey is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 10A-3 of the Exchange Act. The NASDAQ rules require us to have an audit committee composed entirely of independent directors. Our board of directors has affirmatively determined that Messrs. Bailey, Murdock, Roush and Suriano meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and the NASDAQ rules.

Our audit committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements and our internal control function. Among other matters, the audit committee assists the board of directors in oversight of the independent auditors’ qualifications, independence and performance; is responsible for the engagement, retention and compensation of the independent auditors; reviews the scope of the annual audit; reviews and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements including the disclosures in our annual and quarterly reports filed with the SEC; reviews our risk assessment and risk management processes; establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; approves audit and permissible non-audit services provided by our independent auditor; and reviews and approves related party transactions under Item 404 of Regulation S-K. In addition, our audit committee oversees our internal audit function.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NASDAQ Global Select Market. A copy of the charter of our audit committee is available on our website at https://investors.bandwidth.com/.

Our audit committee held five meetings during fiscal year 2022.

Compensation Committee

Our compensation committee consists of Mr. Suriano, who is the chair of the committee, and Messrs. Bailey, Murdock and Roush. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, the NASDAQ Global Select Market, and Section 16 of the Exchange Act.

Our compensation committee adopts and administers the compensation policies, plans and benefit programs for our executive officers. In addition, among other things, our compensation committee annually evaluates, in consultation with the board of directors and our Chief People Officer, the performance of our Chief Executive Officer, reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, and evaluates the performance of these executives in light of those goals and objectives. Our compensation committee also adopts and administers our equity compensation plans and approves all equity awards under such plans.

Our compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities and may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. Our compensation committee receives and relies upon reports from Radford, a division of Aon plc, whom we retained in 2014. Radford assists in evaluating the Company’s executive compensation and equity compensation practices, including an analysis of the Company’s compensation practices relative to its peer group, and provides other compensation-related advice to the Company. Radford did not provide services to the Company other than consulting services related to the compensation and benefits of our directors and executives, and in 2022, the Company paid Radford approximately $155,000 for such compensation-related services. A separate division of Aon plc performed certain insurance brokerage services for the Company in 2022. Our compensation committee analyzed in 2022 whether the work of Radford as our compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our compensation committee determined that the work of Radford and the individual compensation advisors employed by Radford does not create any conflict of interest pursuant to the SEC rules and NASDAQ listing standards.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NASDAQ Global Select Market. A copy of the charter of our compensation committee is available on our website at https://investors.bandwidth.com/.

Pursuant to our existing Amended and Restated 2017 Incentive Award Plan, our board of directors may delegate to one or more committees of our directors and/or officers, subject to the limitations imposed under the existing Amended and Restated 2017 Incentive Award Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws, all or part of its authority to approve certain grants of equity awards to certain individuals. Our board of directors has delegated such authority to our compensation committee. Pursuant to its charter, our compensation committee may further delegate any or all of its responsibilities to a subcommittee of the Committee.

Our compensation committee held five meetings during fiscal year 2022.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Bailey, Roush, Suriano and Murdock.

Identifying and Evaluating Director Nominees

The independent members of our board of directors have the responsibility to identify suitable candidates for nomination to the board of directors (including candidates to fill any vacancies that may occur) and to assess their qualifications. Such board members may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that they deem to be appropriate in the evaluation process.

Our board of directors then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of our board of directors. Based on the results of the evaluation process, our board approves director nominees for election to the board of directors.

Minimum Qualifications

The independent members of our board of directors use a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that they deem appropriate or advisable. In their identification and evaluation of director candidates, our board of directors will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications they consider include:

●	Character, ethics, integrity, and judgment;

●	Independence, skills, education, expertise, business acumen and understanding of our business and industry;

●	Diversity of experience;

●	Potential conflicts of interest and other commitments;

●	The ability to offer advice and guidance to our management team and the ability to make significant contributions to our success; and

●	An understanding of the fiduciary responsibilities required of a director.

Director candidates must have sufficient time available in the judgment of our board of directors to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our board of directors may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Board Evaluation

Our board of directors believes that self-evaluations of the board and board committees are important elements of corporate governance, and conducts an annual self-evaluation of the board’s and each committee’s performance to determine whether they are functioning effectively. The board Chairman compiles feedback from all directors with respect to the full board self-evaluation, and the chairman of each committee compiles feedback from committee members with respect to the self-evaluation of that committee. Results are discussed with the committee and the full board of directors, as applicable. Our board of directors believes such evaluations are valuable tools in assessing the board’s effectiveness in performing its oversight responsibilities.

Board Diversity

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our independent members of our board of directors consider a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our independent members of our board of directors may take into account the benefits of diverse viewpoints.

The Board Diversity Matrix below provides information with respect to the diversity of our board of directors.

Board Diversity Matrix as of April 4, 2023

Total Number of Directors	6

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	1	5	–	–

Part II: Demographic Background

African American or Black	–	–	–	–

Alaskan Native or Native American	–	–	–	–

Asian	–	–	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	1	5	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	–	–	–	–

Did Not Disclose Demographic Background	–	–	–	–

Stockholder Recommendations and Nominations to the Board of Directors

Stockholders may submit recommendations for director candidates to the independent members of our board of directors by sending the individual’s name and qualifications to our General Counsel at Bandwidth Inc., 900 Main Campus Drive, Suite 100, Raleigh, North Carolina 27606. Our General Counsel will forward all recommendations to the independent members of our board of directors. The independent members of our board of directors will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. Alternatively, stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the independent members of our board of directors) must comply with the requirements described in this proxy statement and our second amended and restated bylaws.

Stockholder and Other Interested Party Communications

Our board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for stockholder communication. For a stockholder communication directed to the board of directors as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or Expedited Delivery Service to: Bandwidth Inc., 900 Main Campus Drive, Suite 100, Raleigh, North Carolina 27606, Attn: Board of Directors c/o General Counsel.

For a stockholder or other interested party communication directed to an individual director in his capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Bandwidth Inc., 900 Main Campus Drive, Suite 100, Raleigh, North Carolina 27606, Attn: [Name of Individual Director].

Our General Counsel, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Environmental, Social and Governance Matters

We believe that we have a responsibility to be a good corporate citizen that seeks to meet the needs of our stakeholders, including our team members, stockholders, customers and the communities in which we operate our business. Our board of directors oversees our environmental, social, and governance initiatives.

The following summarizes some of our efforts to positively impact our communities, to create a safe and inclusive workplace for our team members, and to benefit our stakeholders. We also prepare and publish an annual Corporate Social Responsibility Report utilizing the Sustainability Accounting Standards Board (“SASB”) framework. You may view our 2022 Corporate Social Responsibility Report on the investor relations portion of our website at https://investors.bandwidth.com.

Environmental

We are taking steps—big and small—to contribute to environmental sustainability and to integrate environmental sustainability into our business practices. The communications platform we offer reduces the need for face-to-face meetings and reduce the environmental impact of travel and commuting. We also consider sustainability factors as we evaluate our data center footprint. One of our primary office buildings located in Raleigh, North Carolina is LEED-certified, and we are building our new global headquarters to align with the LEED certification requirements, including light pollution reduction, electric car charging stations and enhanced indoor air quality strategies. We anticipate that we will increase the number of LEED-certified buildings that we occupy as we continue to expand our corporate presence in the United States and globally. We seek to promote the recycling of everything that we reasonably can in our offices—paper, plastic, aluminum, and other materials included.

Social

We work to connect with the communities where we live and work. We believe that these efforts benefit long-term stockholder value.

Bandwidth Cares is an employee-driven initiative to identify and support the communities where we live and work. Over the years, our team members have contributed more than 10,000 hours of volunteer time and raised money for dozens of charities.

We foster our culture of connection by encouraging our team members to take time during the workday to participate in community events. We reward community engagement with extra vacation days. Our “Go! Do! Days” initiative provides each of our team members with a day off for individual activism or community service.

Governance

Code of Business Conduct and Ethics and Whistleblower Policy

Our board of directors has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to all our employees, officers, and directors, including our Chief Executive Officer, President, Chief Financial Officer, and other executive and senior financial officers. Our Code of Ethics addresses conflicts of interest, fair dealing, compliance with laws, rules, and regulations, gifts and entertainment, anti-money laundering, political contributions, health and safety, discrimination and harassment, compliance, reporting, and investigations. Our integrity earns the trust of our stakeholders, including our team members, stockholders, and customers, and this Code of Ethics serves as the foundation of our culture of integrity.

Our employees receive annual training regarding our Code of Ethics, and violation of our Code of Ethics may result in disciplinary action, up to and including termination of employment or service relationship.

You may view our Code of Ethics on the investor relations portion of our website at https://investors.bandwidth.com and you may also obtain a copy of the Code of Ethics without charge by contacting our Corporate Secretary at Bandwidth Inc., 900

Main Campus Drive, Suite 100, Raleigh, North Carolina 27606. We intend to disclose any amendments to our Code of Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. We did not grant any waivers with respect to provisions of our Code of Ethics during 2022.

Our Whistleblower Policy helps our team members, independent contractors, vendors, customers, and others, to make us aware of any practices, procedures or circumstances that raise concern about the integrity of our financial disclosures, books and records. We have engaged an independent third party to maintain a compliance hotline where employees, independent contractors, vendors, customers, and others can raise concerns on a confidential and anonymous basis. Team members also can discuss issues or complaints with their manager, members of our People Services team, or, under some circumstances, directly with our audit committee.

Our board of directors and our audit committee each receive regular reports and updates regarding matters related to our Code of Ethics, our whistleblower compliance hotline, and our compliance program.

Data Privacy and Security

Our customers depend on us to preserve the confidentiality, privacy, and security of their communications, as well as other information about our customers. Many of the services our customers utilize constitute “customer proprietary network information” (“CPNI”). Federal law requires that we preserve the confidentiality of our customers’ CPNI, subject to very limited exceptions. Each year we train our team members regarding our obligations to preserve the confidentiality of our customers’ CPNI. While the laws governing CPNI have applied to us for many years, the regulation of data privacy continues to evolve in the United States and abroad. For example, the European Union’s implementation of the General Data Protection Regulation (“GDPR”) heightened the privacy expectations for many companies across the globe. In 2020, the California Consumer Privacy Act (“CCPA”) became effective. Many other states are drafting similar laws. We have implemented policies and procedures that facilitate compliance with applicable privacy laws, including the CCPA and the GDPR. We also work to use privacy by design in our review and building processes.

We receive frequent requests from law enforcement for customer information. In the United States, except in limited circumstances, we often do not have “end user information” or “personally identifiable information” regarding specific end users of our services.

Our team members receive data privacy and security training annually. We also provide additional training to our software development teams based on industry standards.

Our “Whole Person Promise”

While we will always be mission-first, our team members focus on ensuring that we deliver on our mission for the customers we proudly serve. Our team members are critical to the achievement of our goals and success. We have created a unique, service-oriented culture, centered on meaningful work, lifting each other up, and investing in the bodies, minds, and spirits of our team members. We make a “whole person promise” to our team members to offer meaningful work and programs that ensure they can find the work/life balance necessary to enjoy a healthy and fulfilling life. We have developed a variety of programs to help team members develop and maintain their bodies, minds, and spirits, including a 90-minute fitness lunch, gym memberships, shuttles to gyms, an on-site gym, and team challenges that include fitness components. We engage team members with career development opportunities, transformational projects, hack-a-thons, “Big Idea” events, leadership training, customer care training, lunch-and-learn presentations, and periodic outside speakers. We require team members to utilize all of their time off. We “embargo” team members who are on vacation, which means they cannot communicate or email with the team, and vice versa, until their vacation is over.

While we are exceptionally proud of the team we have assembled, we also acknowledge that there is important work for us to do to continue developing a more diverse and inclusive team. We believe diverse and inclusive teams are more innovative and make better business decisions. At Bandwidth, we say, “Your music matters to the BAND.” We celebrate differences and encourage our team members to be their authentic selves.

Our “Your Music Matters” program builds outreach programs and initiatives to fill our recruiting funnel with diverse candidates who possess the “Bandwidth Edge”—smart, common sense, hardworking, honest, competitive energy and emotional intelligence. We build external and internal campaigns to fill the recruiting funnel using our talented team members, creative local and non-local outreach partnerships, and virtual platforms to connect with talent who come from different backgrounds, skills, abilities and experiences.

We believe the benefits that we offer each of our team members are an important component of our Whole Person Promise. These benefits, which vary based on country location and applicable laws, include: robust medical benefits in which we pay 100% of the premiums for medical, dental and vision insurance; 401(k); industry leading parental leave; and access to mental health resources.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of six members. In accordance with our second amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of the Company.

Nominees

Our board of directors has approved David A. Morken and Rebecca G. Bottorff as the nominees for election as Class III directors at the Annual Meeting. If elected, Mr. Morken and Ms. Bottorff each will serve as a Class III director until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of Mr. Morken and Ms. Bottorff is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Morken and Ms. Bottorff. We expect that each of Mr. Morken and Ms. Bottorff will accept such nomination; however, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE SECOND AMENDED AND RESTATED

2017 INCENTIVE AWARD PLAN

Overview

In this Proposal No. 2, we are requesting stockholders to approve the adoption of the Bandwidth Inc. Second Amended and Restated 2017 Incentive Award Plan, made effective February 21, 2023 (the “Second A&R Plan”), which constitutes an amendment and restatement of the Company’s existing Amended and Restated 2017 Incentive Award Plan (the “Existing Plan”).

On February 21, 2023 (the “Amendment Date”), the Board approved and adopted the Second A&R Plan, subject to approval of the Second A&R Plan by the stockholders at the annual meeting. The Second A&R Plan, as amended and restated if this Proposal No. 2 is approved, is described in more detail below, and a copy of the Second A&R Plan is attached to this proxy statement as Annex A. If this Proposal No. 2 is not approved by our stockholders, the Second A&R Plan will not become effective, and the Existing Plan will remain in effect in accordance with its present terms.

If approved by our stockholders, the Second A&R Plan would:

1)	Amend and restate the Existing Plan;

2)

Increase the number of shares of our Class A common stock reserved for issuance under the Existing Plan by 2,500,000 shares and designate the number of shares that may be issued upon exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 and the regulations thereunder (the “Code”); and

3)	Extend the termination date of the Existing Plan to the tenth anniversary of the Amendment Date;

The purpose of the Second A&R Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. We believe that the Second A&R Plan is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. The Board and Company management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals.

The Second A&R Plan provides the Company with the flexibility to effectively use the shares under the Second A&R Plan to provide incentives to our employees and other service providers. The Second A&R Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect the interests of our stockholders. These include:

●

No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the plan administrator.

●	No Automatic Grants. The Second A&R Plan does not provide for automatic grants to any individual.

●	No Tax Gross-Ups. The Second A&R Plan does not provide for any tax gross-ups.

In consideration of these factors, and the judgement of the Board and the Compensation Committee that awards under the Second A&R Plan are valuable incentives and serve the ultimate benefit of stockholders by aligning more closely the interests of participants in the Second A&R Plan with those of our stockholders, the Board and the Compensation Committee believe that it is necessary to increase the number of shares authorized under the Existing Plan to enable the Company to continue appropriately incentivizing new and existing employees.

Material Amendments included in the Second A&R Plan

Increase in Number of Shares

The Second A&R Plan will increase the number of shares of Class A common stock reserved for issuance under the Existing Plan as of the Amendment Date by 2,500,000 shares. The following table sets forth the number of shares available for issuance pursuant to outstanding awards and future awards under the Existing Plan as of February 28, 2023:

Shares subject to outstanding stock options (1)	155,016

Shares subject to outstanding stock awards (2)	2,527,364

Shares available for future awards	3,023,430

(1)	As of February 28, 2023, options outstanding under the Existing Plan had a weighted average per share exercise price of $10.54 and a weighted average remaining exercisability term of 2.47 years.

(2)	Represents shares subject to time-based restricted stock units. As of February 28, 2023, the weighted average remaining vesting term for the restricted stock units was 2.71 years.

As of February 28, 2023, the market value of a share of our Class A common stock was $15.90.

Unless the Second A&R Plan is authorized and approved by our stockholders, we believe the number of shares available for issuance under the Existing Plan will be insufficient to effectively achieve the Existing Plan’s purpose as a powerful incentive and retention tool for employees, directors and consultants that benefits all of our stockholders. We expect the Second A&R Plan will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success. Without sufficient equity awards to effectively attract, motivate and retain employees, we could be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our company. These cash replacement alternatives would reduce the cash available for other important purposes such as enhancing our operating infrastructure, supporting our business growth and responding to business challenges and opportunities.

Extension of Termination Date

Unless terminated earlier pursuant to the terms of the Second A&R Plan, the Second A&R Plan will extend the termination date of the Existing Plan to the tenth anniversary of the Amendment Date. Upon termination of the Existing Plan, the Second A&R Plan will continue to govern outstanding awards.

Summary of the Second A&R Plan

This section summarizes certain principal features of the Second A&R Plan. The summary is qualified in its entirety by reference to the complete text of the Second A&R Plan, which is attached to this proxy statement as Annex A.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, will be eligible to receive awards under the Second A&R Plan. As of February 28, 2023, we had 858 employees and four non-employee directors who would be eligible to participate in the Second A&R Plan.

The Second A&R Plan will be administered by our board of directors, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the “plan administrator”), subject to the limitations imposed under the Second A&R Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the Second A&R Plan, to interpret the Second A&R Plan and award agreements and to adopt, amend and repeal rules for the administration of the Second A&R Plan as it deems advisable. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the Second A&R Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Second A&R Plan.

Shares Available for Awards

If the Second A&R Plan is approved, the number of shares of Class A common stock reserved for issuance under the Second A&R Plan will be equal to the sum of (i) 8,072,198 shares (inclusive of shares that have been issued or transferred pursuant to awards under the Existing Plan) and (ii) any shares of Class A common stock that, as of the effective date of the Second A&R Plan, were subject to awards granted under the Company’s 2001 Stock Option Plan, the Company’s 2010 Equity Compensation Plan, and any other prior equity incentive plans of the Company or its predecessor which are forfeited or lapse unexercised and which are not issued under the Second A&R Plan (the “Prior Plan Awards”). The number of shares available for issuance under the Second A&R Plan will be increased on January 1 of each calendar year beginning in 2024 until and including 2033 by an amount equal to 5% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year. No more than 5,595,222 shares of Class A Common Stock may be issued under the Second A&R Plan upon the exercise of incentive stock options. Shares issued under the Second A&R Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the Second A&R Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised, or forfeited, any unused shares subject to the award will again be available for new grants under the Second A&R Plan. Further, shares delivered to the Company by a grantee to satisfy the applicable exercise or purchase price of an award under the Second A&R Plan or Prior Plan Award and/or to satisfy any applicable tax withholding obligation will, as applicable, become or again be available for award grants under the Plan. The payment of dividend equivalents in cash or in conjunction with outstanding awards or Prior Plan Awards shall not count against the overall share limit.

Awards granted under the Second A&R Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us (or any of our subsidiaries) or our (or any of our subsidiary’s) acquisition of the entity’s property or stock will not reduce the shares available for grant under the Second A&R Plan, but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options.

Awards

The Second A&R Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash-based awards. Certain awards under the Second A&R Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the Second A&R Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows:

●

Stock Options and SARs. Stock options provide for the purchase of shares of Class A common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR, and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

●

Restricted Stock. Restricted stock is an award of nontransferable shares of Class A common stock that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, which generally include the right to receive dividends and other distributions in relation to the award. The terms and conditions applicable to restricted stock will be determined by the plan administrator, subject to the conditions and limitations contained in the Second A&R Plan.

●

RSUs. RSUs are contractual promises to deliver shares of Class A common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of Class A common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Second A&R Plan.

●

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or shares of Class A common stock) of dividends paid on shares of Class A common stock. Dividend equivalents represent the value of the dividends per share of Class A common stock paid by us, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents will be converted to cash or additional shares of Class A common stock by such formula, at such time and subject to such restrictions and limitations as may be determined by the plan administrator.

●

Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of Class A common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Class A common stock or other property. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Certain Transactions

In connection with certain corporate transactions and events affecting our Class A common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Second A&R Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Second A&R Plan and replacing or terminating awards under the Second A&R Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the Second A&R Plan and outstanding awards as it deems appropriate to reflect the transaction.

Provisions of the Second A&R Plan Relating to Director Compensation

The Second A&R Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Second A&R Plan’s limitations. The plan administrator will from time to time determine the terms, conditions, and amounts of all non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances, and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value of any equity awards granted under the Second A&R Plan as compensation for services as a non-employee director during any fiscal year may not exceed $450,000 (increased to $650,000 in the fiscal year of a non-employee director’s initial year of service as a non-employee director). The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, subject to the limitations in the Second A&R Plan.

Plan Amendment and Termination

Our board of directors may amend or terminate the Second A&R Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Second A&R Plan, may materially and adversely affect an award outstanding under the Second A&R Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. Further, the plan administrator can, without the approval of our stockholders, amend any outstanding stock option or SAR to reduce its price per share. The Second A&R Plan will remain in effect until the tenth anniversary of the date the Board adopted the plan, unless earlier terminated by our board of directors. No awards may be granted under the Second A&R Plan after its termination.

Foreign Participants, Clawback Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations, or customs of such foreign jurisdictions. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the Second A&R Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Second A&R Plan, and exercise price obligations arising in connection with the exercise of stock options under the Second A&R Plan, the plan administrator may, in its discretion, accept cash, wire transfer, or check, shares of Class A common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable, or any combination of the foregoing.

Material U.S. Federal Income Tax Consequences

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participant’s particular circumstances.

ISOs. No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less, the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is generally an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise.

NSOs. No income is expected to be recognized by a participant for federal income tax purposes upon the grant of an NSO. Upon exercise of an NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of an NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

SARs. There are expected to be no federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

RSUs. There will be no federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitations on the Employer’s Compensation Deduction. In general, under Section 162(m) of the Code, income tax deductions of publicly traded corporations may be limited to the extent total compensation for certain current or former executive officers exceeds $1 million in any one taxable year.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Second A&R Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, SARs, and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted NSOs and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the Second A&R Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Second A&R Plan are not exempt from coverage. However, if the Second A&R Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the Second A&R Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The Second A&R Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

New Plan Benefits

Other than (a) awards that will be made automatically under our non-employee director compensation program which, as of the date of this proxy statement, are equal to $175,000 annually for each of our non-employee directors, and (b) fully vested shares of Class A common stock to be issued to participants in our 2023 MBO Bonus Plan who have elected their 2023 MBO Bonus, if any, payable in February 2024, to be paid in our Class A common stock (which shares would have a value as of the issuance date equal to 110% of the amount of such bonus and which would only be issued if the applicable bonus objectives are attained and the participant becomes eligible to receive a bonus under the 2023 MBO Bonus Plan), awards under the Second A&R Plan are subject to the discretion of the plan administrator and no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the Second A&R Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Second A&R Plan. However, our directors and executive officers are eligible to receive awards under the Second A&R Plan and could benefit from the grant of equity-based awards under the Second A&R Plan.

Additional Prior Award Information

The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options, restricted stock awards and performance share awards that have been granted to such individuals and groups under the Existing Plan through February 28, 2023:

	Number of Stock Options (1)	Number of Restricted Stock Unit Awards (1)	Dollar Value of Restricted Stock Unit Awards (1)

Named Executive Officers:

David Morken (Cofounder, Chief Executive Officer and Chairman)	0	189,267	$3,009,345

Daryl Raiford (Chief Financial Officer)	0	78,347	$1,245,717

Anthony F. Bartolo (Chief Operating Officer)	0	140,555	$2,234,825

R. Brandon Asbill (General Counsel)	0	46,007	$731,511

Rebecca G. Bottorff (Chief People Officer and Director)	0	71,676	$1,139,648

All Current Executive Officers as a Group (6 Persons)	0	583,680	$9,280,511

Non-Executive Officer Current Directors/Director Nominees:

Brian D. Bailey (Director)	0	19,790	$314,661

John Murdock (Director)	0	33,848	$538,183

Luke Roush (Director)	0	16,501	$262,366

Douglas A. Suriano (Director)	0	20,233	$321,705

All Non-Executive Officer Current Directors as a Group (4 Persons)	0	90,372	$1,436,915

Each Associate of any of such Directors, Executive Officers or Nominees	0	0	0

Each other person who received or is to receive 5% of options, warrants or rights	0	0	0

All Non-Executive Officer Employees as a Group (1,503 Persons)	17,988	3,006,937	$47,810,298

(1)

Share numbers shown do not take into account shares subject to awards that that have been cancelled, forfeited, or expired unexercised. The closing price per share of our Class A common stock on February 28, 2023 was $15.90.

Interest of Certain Persons in the Second A&R Plan

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Second A&R Plan because they may in the future receive awards under the Second A&R Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the Second A&R Plan.

Vote Required

The approval of the Second A&R Plan Proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions, if any, will have the effect of a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND A&R PLAN PROPOSAL

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP (“E&Y”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2023. During our fiscal year ended December 31, 2022, E&Y served as our independent registered public accounting firm.

Notwithstanding the appointment of E&Y, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of E&Y to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of E&Y will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of E&Y, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to the Company by E&Y for our fiscal years ended December 31, 2021 and 2022.

Name	2021	2022

Audit Fees(1)	$1,822,312	$1,798,900

Audit-Related Fees(2)	$144,195	$43,500

Tax Fees(3)	$1,571,220	$288,303

All Other Fees(4)	$183,012	$311,240

Total Fees	$3,720,739	$2,441,943

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years and the review of the financial statements included in our quarterly reports.

(2)

Audit-Related Fees for fiscal 2021 consisted primarily of fees for professional services rendered in connection with our convertible debt offering. Audit-Related Fees for fiscal 2022 consisted primarily of fees for professional services rendered in connection with other SEC matters.

(3)

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

(4)	All Other Fees included professional services rendered in connection with a review of our sales and telecommunications tax processes and the liquidation of certain legal entities.

Auditor Independence

In our fiscal year ended December 31, 2022, there were no other professional services provided by E&Y, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of E&Y.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit, internal control-related services and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair the public accountants’ independence. Our audit committee has pre-approved all services performed by E&Y since the adoption of our pre-approval policy.

Vote Required

The ratification of the appointment of E&Y as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions, if any, will have the effect of a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors that meets the listing standards of the NASDAQ Global Select Market and the rules and regulations of the SEC. The audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NASDAQ Global Select Market. A copy of the charter of the audit committee is available on our website at https://investors.bandwidth.com/. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

The audit committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. Our independent registered public accounting firm, E&Y, performs an independent audit of our consolidated financial statements. The audit committee oversees these activities. The audit committee does not prepare our financial statements, which is the responsibility of management.

Consistent with the audit committee’s oversight function, the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with the Company’s management. The audit committee has discussed with E&Y the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee also has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the audit committee’s review and discussions with management and E&Y, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Lukas M. Roush, Chairman

Brian D. Bailey

John C. Murdock

Douglas A. Suriano

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our board of directors recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21 under the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, the result will not be binding on our board of directors or compensation committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management, our board of directors and our compensation committee, and, accordingly, our board of directors and our compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory (non-binding) approval of Proposal No. 4 requires the approval of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

David A. Morken is the Co-Founder, Chairman and CEO of Bandwidth. Mr. Morken is also the Co-Founder, Chairman of the board of directors, and former CEO of Relay, Inc. (formerly Republic Wireless, Inc.) Mr. Morken is a Co-Founder of the non-profit Durham Cares. Prior to founding Bandwidth in 1999, Mr. Morken served on active duty in the Marine Corps as a Judge Advocate and Headquarters Company Commander. Mr. Morken received a B.A. in Political Science from Oral Roberts University and a J.D. from the University of Notre Dame Law School. Additionally, Mr. Morken serves as a board member of Relay, Inc.

Mr. Morken was selected to serve on our board of directors as our Co-Founder and due to his extensive knowledge of the Company, our business, and our industry.

R. Brandon Asbill joined Bandwidth in January 2021 as General Counsel, and oversees all legal matters for the Company, providing strategic counsel to senior leadership and Bandwidth’s Board of Directors. Before joining Bandwidth, Mr. Asbill served for 12 years as Vice President & Assistant General Counsel at Red Hat, Inc., a leading global provider of open source, enterprise IT solutions. While at Red Hat, Mr. Asbill led teams that completed over 20 acquisitions with an aggregate value of more than $1.5 billion. Before joining Red Hat, Mr. Asbill spent seven years at General Electric Company’s GE Energy business advising senior leaders on acquisitions, divestitures and other strategic corporate transactions. Mr. Asbill earned an A.B. in History from Princeton University and a J.D. from the University of Georgia School of Law.

Anthony F. Bartolo joined Bandwidth in February 2022 as Chief Operating Officer, and is responsible for global day-to-day operations, leading corporate strategy, sales, marketing, product, operations, R&D and technology. Before joining Bandwidth, Mr. Bartolo was Executive Vice President and Chief Product Officer at Avaya Holdings Corporation, where he led the company’s transition to a SaaS-based business model. Before joining Avaya, Mr. Bartolo held several executive roles at Tata Communications Limited, including President of Mobility and Chief Product Officer. Mr. Bartolo’s earlier experience includes President and CEO of Skyrider, a social and peer-to-peer networking start-up, Vice President and General Manager of the Wireless and RFID Divisions at Symbol Technologies, Inc. (acquired by Motorola) and leadership roles at Nortel Networks, Inc. Mr. Bartolo earned a bachelor’s degree in engineering with honors from RMIT University in Melbourne.

Rebecca G. Bottorff has served as Chief People Officer of Bandwidth since 2010 and as a director of Bandwidth since January 2022. As Chief People Officer, Ms. Bottorff leads our People Services team and helps shape Bandwidth’s corporate culture. Prior to joining Bandwidth, Ms. Bottorff served as President of Venture Savvy Consulting Group, an executive coaching and management consulting firm. Prior to Venture Savvy Consulting Group, Ms. Bottorff served as the Vice President of Human Resources of Motricity where she was instrumental in the scaling of the company’s business operations. Prior to Motricity, Ms. Bottorff served as the Vice President of Human Resources of Konover Property Trust, a publicly traded real estate investment trust. Ms. Bottorff earned a B.A. in Sociology from the University of Cincinnati.

Ms. Bottorff was selected to serve on our board of directors due to her extensive knowledge of the Company and our business.

Daryl E. Raiford joined Bandwidth in July 2021 as Chief Financial Officer, overseeing global financial and accounting functions along with investor relations and corporate development. Mr. Raiford previously served as Chief Financial Officer for Ribbon Communications, and prior to that, for GENBAND. Prior to GENBAND, Mr. Raiford served as Vice President and Chief Accounting Officer, and then as Vice President of Business Transformation, at Freescale Semiconductor in Austin, Texas. Prior to Freescale Semiconductor, Mr. Raiford was Chief Financial Officer of Travelport Worldwide Limited, a UK-based global travel distribution firm. Prior to Travelport Worldwide Limited, Mr. Raiford served as Vice President, Finance and Administration, Americas for Hewlett Packard, and Corporate Controller for Compaq Computer Corporation until its acquisition by Hewlett Packard. Earlier in his career, Mr. Raiford served for ten years at Price Waterhouse in London and Houston. Mr. Raiford is a Certified Public Accountant, and earned a B.B.A. in Accounting from The University of Texas at Austin.

Kade Ross joined Bandwidth in 2002 and serves as Chief Information Officer, responsible for Bandwidth’s information technology, data governance, analytics, service management and security functions. Mr. Ross has also held various other roles within Bandwidth, including in enterprise sales, people services and facilities management. Mr. Ross earned a B.S. degree from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis summarizes our executive compensation philosophy and objectives, discusses our executive compensation policies, and describes how and why our compensation committee arrived at specific compensation decisions for 2022 for our named executive officers.

Our named executive officers for 2022 were:

Name	Age	Position(s)

David A. Morken	53	Chief Executive Officer (principal executive officer)

Daryl E. Raiford	60	Chief Financial Officer (principal financial officer)

Anthony F. Bartolo	53	Chief Operating Officer

R. Brandon Asbill	56	General Counsel and Secretary

Rebecca G. Bottorff	55	Chief People Officer

Executive Summary

Summary of 2022 Performance

For our fiscal year ended December 31, 2022, we achieved strong growth and financial results that provide context for stockholders reviewing our executive compensation disclosures, including:

●	Revenue increased 17% to $573 million in 2022 from $491 million in 2021. Revenue increased 43% to $491 million in 2021 from $343 million in 2020.

●

Gross profit was $238 million in 2022, $214 million in 2021, and $154 million in 2020. Non-GAAP gross profit (as defined below) was $260 million in 2022, $235 million in 2021, and $166 million in 2020. Non-GAAP gross margin (as defined below) was 55% in 2022, 52% in 2021, and 50% in 2020.

●

Net income (loss) was $20 million in 2022, $(27) million in 2021 and $(44) million in 2020. Non-GAAP net income (as defined below) was $15 million in 2022, $26 million in 2021, and $14 million in 2020.

●	Adjusted EBITDA (as defined below), a Non-GAAP measurement of operating performance, was $35 million in 2022, $50 million in 2021, and $26 million in 2020.

●	Free cash flow (as defined below) was $(11) million in 2022, $4 million in 2021, and $(10) million in 2020.

Each of revenue and Non-GAAP gross margin is an element of our cash incentive compensation plan for 2022.

Each of Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income, and Adjusted EBITDA is a Non-GAAP financial measure that is prepared as a complement to our financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).

We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges, expressed as a percentage of revenue. In our calculation of Non-GAAP gross profit and Non-GAAP gross margin, we eliminate the impact of depreciation and amortization, amortization of acquired intangible assets related to acquisitions, stock-based compensation, pass-through messaging surcharges, and all non-cash items, because we do not consider them indicative of our core operating performance. The exclusion of these items facilitates comparisons of our operating performance on a period-to-period basis. Management uses Non-GAAP gross profit and Non-GAAP gross margin to evaluate operating performance and to determine resource allocation among our various service offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin or similarly titled measures in the same manner we do.

We define Non-GAAP net income as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition-related expenses, impairment charges of intangibles assets, if any, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt; non-recurring items not indicative of ongoing operations and other, and estimated tax impact of the foregoing adjustments, net of valuation allowances.

We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items, including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition-related expenses, stock-based compensation expense, impairment of intangible assets, if any, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, and non-recurring items not indicative of ongoing operations and other. Adjusted EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. We believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, for a more detailed discussion of our 2022 financial results and, beginning on page 71 of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, each of the Non-GAAP financial measures described above to the most directly comparable financial measure prepared in accordance with GAAP.

2022 Executive Compensation Highlights

The important features of our executive compensation program for 2022 included the following:

●

We tie a substantial portion of executive pay to performance. We believe that a substantial portion of our named executive officers’ compensation should be variable, at risk, and tied directly to our measurable performance. For 2022, 87.3% of our Chief Executive Officer’s target total compensation, which includes equity compensation, and an average of 79.5% of our other named executive officers’ target total compensation was linked to performance.

●

We generally target our executive compensation levels at or above the medians of market benchmarks. We design our executive compensation program to provide competitive pay levels to attract, motivate, and retain talented executives. Our 2022 cash and equity compensation levels are generally competitive with the 50th percentile among our peer companies and other companies surveyed by our compensation consultant.

●

We link executive bonuses to corporate objectives. Our annual performance-based bonus opportunities for all of our named executive officers depend on our achievement of annual corporate objectives we establish each year and the individual executive officer’s contributions towards our achievement of these annual corporate objectives.

●

We emphasize long-term equity incentives. Equity awards are fundamental to our executive compensation program. Equity awards comprise the primary “at-risk” portion of our named executive officer compensation package. Prior to our November 2017 initial public offering, we historically granted equity awards in the form of stock options. We utilized stock options because they provided value only if our equity value increased, and which vested only if the executive officer continued in our employment. Beginning in January 2018, we began granting restricted stock unit awards subject to vesting dependent on the executive officer’s continued employment. We believe the use of restricted stock unit awards improves the balance and risk profile of our compensation program as this form of award does not rely solely on stock price appreciation to provide value to the recipient. Generally, we believe equity-based awards align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders, and by encouraging our executive officers to remain in our long-term employ.

●

Our equity awards granted to our executive officers generally have multiple-year vesting requirements, consistent with our retention objectives, although we have provided time-based vesting on a quarterly basis of less than one year with some equity awards to our directors and executive officers.

●

We do not provide our executive officers with any special health or welfare benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

●

We generally do not provide executive fringe benefits or perquisites to our executives, such as car allowances or tax reimbursement payments. Our executives can utilize certain financial advice services that we make available to all employees.

●

Our compensation committee retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the compensation committee on market practices, including identifying a peer group of companies and their compensation practices. The compensation consultant helps our compensation committee regularly assess the Company’s individual and total compensation programs against these peer companies, the general marketplace, and other industry data points.

●	We prohibit hedging and pledging of Company stock.

Objectives, Philosophy and Elements of Executive Compensation

Our mission is to develop and deliver the power to communicate. Our customers utilize our voice calling, text messaging, and 911 solutions utilizing the software and communications network that we develop and deliver. We seek to grow, expand our geographical footprint, and create new solutions for our customers.

Our executive compensation program supports the achievement of our mission by:

●	Attracting, motivating, incentivizing and retaining employees at the executive level who contribute to our long-term success;

●	Providing compensation packages to our executives that are competitive and reward the achievement of our business objectives and effectively align their interests with those of our stockholders; and

●

Effectively aligning our executives’ interests with those of our stockholders by awarding a significant portion of compensation in the form of long-term equity incentives that provide value based on the growth of sustainable long-term value for our stockholders.

Our executive compensation program primarily consists of base salary, annual performance-based bonuses, and long-term equity incentive compensation. We also provide our executive officers with benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in employee benefit plans. This chart summarizes the three main elements of our executive compensation program, as well as their respective objectives and key features.

Element of Compensation	Objectives	Key Features
Annual Base Salary (fixed cash)	● Provides financial stability and security through a fixed amount of cash for performing job responsibilities.

●   We establish fixed cash compensation, which we periodically review and adjust if and when appropriate.

●   We determine each executive officer’s fixed cash compensation based on a variety of factors, including the executive officer’s performance, experience, skills, position, and responsibility, as well as the competitive marketplace for executive talent specific to our industry.

●   We also consider our performance and the market data provided by our independent compensation consultant, Radford.

Annual Performance Bonus (at-risk cash)	● Motivates and rewards the achievement of our annual corporate objectives and individual contributions.

●   We establish target bonus amounts, which we periodically review and adjust if and when appropriate, unless established by an employment agreement.

●   Our compensation committee determines each executive officer’s target bonus based upon a variety of factors, including the executive officer’s anticipated impact on our company and our achievement of our corporate objectives, the individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, and competitive bonus opportunities in our industry.

●   We generally communicate each executive officer’s target bonus at the beginning of the year, unless established by an employment agreement. Our compensation committee determines each executive officer’s actual bonus amounts after the end of the year, considering the achievement of our annual corporate objectives and the executive’s achievement of his or her individual performance objectives.

Long-Term Equity Incentive (at-risk equity incentives)

●  Motivates and rewards the achievement of our long-term corporate objectives and performance.

●  Aligns our executives’ interests with our stockholders’ interests in growing sustainable long-term value.

●  Attracts and retains highly qualified executives and encourages their continued employment over the long term.

●   We generally review equity incentives annually for existing executives, considering our performance and the market data provided by our independent compensation consultant, Radford.

●   We also generally review equity incentives as appropriate during the year for new hires, promotions, or other special circumstances.

● We believe equity incentives enhance executive retention and periodically reward significant achievement.

●   We determine individual awards based on a variety of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.

●   Prior to our November 2017 initial public offering, we provided equity incentives in the form of stock options. Since January 2018, we have awarded only RSUs.

We believe that we provide competitive compensation to each of our executive officers that offers significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that our approach appropriately blends short-term and long-term incentives to maximize stockholder value.

We do not have formal policies for allocating compensation among salary, annual performance bonus awards, and equity grants, among short-term and long-term compensation, or among cash and non-cash compensation. Our compensation committee establishes a total compensation program for each named executive officer that balances current, short-term, and long-term incentive compensation, and cash and non-cash compensation, which our compensation committee believes will allow our executive compensation program to appropriately support the achievement of our corporate objectives. Our compensation committee generally has structured a substantial portion of the named executive officers’ total target compensation to consist of annual performance-based bonus opportunities and long-term equity awards to align the executive officers’ incentives with our corporate objectives and our stockholders’ interest in the growth of sustainable long-term value.

How We Determine Executive Compensation

Role of our Compensation Committee, Management and the Board

Our executive compensation program is administered and overseen by our compensation committee, in consultation with our board of directors, including with respect to the Company’s compensation policies, plans and programs, administration of Company equity plans and its responsibilities related to the compensation of the Company’s executive officers, directors, and senior management, as appropriate. For more information about the compensation committee’s oversight of the executive compensation program, see the section titled “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation Committee” beginning on page 8 of this Proxy Statement. Our compensation committee consists solely of independent members of our board of directors.

Our compensation committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines, which may be subject to final board approval, the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis. Our compensation committee also may make decisions throughout the year for new hires, promotions, or other special circumstances as our compensation committee determines appropriate. In particular, our compensation committee determines appropriate target levels and performance measures and the allocation between short-term and long-term compensation and between cash and equity-based awards, in order to establish an overall compensation program it believes is appropriate for each named executive officer. Our compensation committee does not delegate authority to approve executive officer compensation. Our compensation committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, and generally approves the grant of equity awards to executive officers at a regularly scheduled meeting or by written consent consistent with discussion at a prior regularly scheduled meeting.

Our compensation committee works with and receives information and analyses from management, including members of our Finance, Legal, and People Services teams, and considers and evaluates this information to determine the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our compensation committee also works with and receives input from our Chief Executive Officer. Outside of the presence of any other named executive officers, our Chief Executive Officer evaluates and provides to the compensation committee executive officer performance assessments, recommendations and proposals regarding executive officer compensation programs, and decisions affecting base salaries, performance bonuses, equity compensation, and other compensation-related matters. Our compensation committee retains the final authority to set compensation for all named executive officers. Our Chief Executive Officer discusses his own performance and compensation with the compensation committee, but he does not participate in the committee’s deliberations. Our compensation committee meets in executive session without the Chief Executive Officer to evaluate his performance and determine his compensation.

From time to time, our compensation committee may invite members of management, other employees, and outside advisors or consultants to make presentations, provide financial or other background information or advice, or otherwise participate in compensation committee meetings. Members of management, including our Chief Executive Officer, may attend portions of our compensation committee’s meetings.

Our Finance, Legal, and People Services teams work closely with our Chief Executive Officer to design and develop recommended executive compensation for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the compensation committee.

Role of Compensation Consultant

Radford’s work as the compensation committee’s compensation consultant included an evaluation of the Company’s compensation practices relative to its peer group, a compensation risk assessment, review of director compensation, and the development of a new peer group to be used for 2022 executive and director compensation.

Our compensation committee analyzed in 2022 whether the work of Radford as our compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our compensation committee determined that the work of Radford and the individual compensation advisors employed by Radford does not create any conflict of interest pursuant to the SEC rules and NASDAQ listing standards.

Use of Competitive Market Compensation Data

Our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, our compensation committee directed Radford to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete for top talent.

As directed by our compensation committee, Radford developed our peer group in consultation with our management team and our compensation committee. The compensation committee, in consultation with Radford and with management, approved a group of companies that would be appropriate peers based on our industry focus and size (based on employee headcount, revenues and market capitalization), as well as companies with whom we compete for talent. The peer group used by our compensation committee in making executive pay decisions for 2022 was as follows:

8x8 Cogent Communications Model N PROS Shutterstock Upland Software	Alarm.com Domo PagerDuty QuinStreet SolarWinds Vonage	Appian Everbridge Paylocity RingCentral Telos Workiva	Calix Five9 Ping Identity SailPoint Technologies Twilio Yext

Our compensation committee approved the addition of four companies to the peer group for 2022: Cogent Communications, Ping Identity, PROS and Telos. Using data compiled from the public filings of these peer companies and data from Radford’s national survey of companies similar to us, which we refer to as peer, or “benchmarking,” data, Radford completed an assessment of our executive compensation to inform our compensation committee’s determinations regarding executive compensation for 2022. Radford prepared, and the compensation committee reviewed, a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (valued based both on an approximation of grant date fair value and as well as ownership percentage), total target cash compensation (base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation) with respect to each of our executive officers. The compensation committee does not have a defined percentile of market to target executive compensation levels, although our executive compensation levels generally fall at or above the medians of market ranges. Our compensation committee considers market data as only one factor when making compensation decisions. Our compensation committee considers other factors as described below under “Factors Used in Determining Executive Compensation.”

Consideration of Annual Say-on-Pay Vote on Executive Compensation

Our compensation committee considered the results of the non-binding stockholder advisory vote on the compensation of our named executive officers conducted at the May 19, 2022 Annual Meeting. As reported in our current report on Form 8-K, filed with the SEC on May 23, 2022, approximately 90% of the votes cast on the proposal expressed support for the compensation program offered to our named executive officers as disclosed in last year’s proxy statement (the “Say-on-Pay Vote”). Accordingly, our compensation committee made no changes to our executive compensation program as a result of the 2022 Say-on-Pay Vote. Further, our board of directors has elected to conduct the Say-on-Pay Vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our named executive officers each year. We will conduct our annual Say-on-Pay Vote as described in Proposal No. 4 of this proxy statement at the 2023 Annual Meeting of Stockholders. Our board of directors and our compensation committee will consider the outcome of the Say-on-Pay Vote, as well as any feedback received throughout the year, when making compensation decisions for our named executive officers in the future.

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of our compensation committee members. Our compensation committee does not make compensation decisions by using a formulaic approach or benchmarks. Our compensation committee believes executive compensation decisions require consideration of a multitude of factors that vary from year to year. Our compensation committee generally takes into consideration the following factors when making executive compensation decisions:

➢	Company performance and existing business needs;

➢	Each named executive officer’s individual performance, scope of job function and the criticality of the skill set of the named executive officer to the Company’s future performance;

➢	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;

➢	Alignment of named executive officer compensation with short-term and long-term Company performance;

➢	Recommendations of the Company’s Chief Executive Officer, other than with respect to his own compensation;

➢	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”; and

➢	Recommendations, data and analyses from our compensation committee’s independent compensation consultant on compensation policy determinations for our executive officers.

2022 Executive Compensation Program

Base Salary

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities and to provide a fixed base of cash compensation. Base salary is a visible and stable fixed component of our compensation program. Our compensation committee may adjust base salaries based on a number of factors, including experience, responsibilities, individual contributions, number of years in the position and competitive data. In addition, our compensation committee may evaluate our named executive officers’ base salaries, together with other components of their compensation, to ensure that the executive’s total compensation is consistent with our overall compensation philosophy and market practices of our compensation peer group.

In November 2021, our compensation committee reviewed the base salaries of our executive officers, including the named executive officers. With respect to our named executive officers, the compensation committee determined that base salary levels would be increased as described in the table below. The base salary for Mr. Bartolo, as shown in the table below, was determined by the compensation committee in connection with his commencement of employment with us in 2022.

Executive	2021 Base Salary ($)	2022 Base Salary ($)(1)	Percentage Increase in Base Salary from December 31, 2021 (%)

David A. Morken	470,700	494,235	5.0

Daryl E. Raiford	425,000	425,000	0.0

Anthony F. Bartolo	—	400,000	—

R. Brandon Asbill	314,000	357,217	13.8

Rebecca G. Bottorff	316,517	351,439	11.0

(1) 2022 Base Salary is annualized for Mr. Bartolo, who commenced employment with us in February 2022.

The compensation committee made the determination to increase the base salaries of Messrs. Morken and Asbill, and Ms. Bottorff, effective as of January 1, 2022, due to each named executive officer’s performance, scope of role, and competitiveness to market.

Annual Performance Bonus

Our compensation committee believes that the payment of annual incentive compensation provides motivation necessary to retain the named executive officers and reward them for short-term company performance. On March 17, 2022, our compensation committee approved the adoption of our 2022 “Management by Objective” Bonus Plan (the “2022 MBO Bonus Plan”) for our executive officers, including the named executive officers. The 2022 MBO Bonus Plan is designed to encourage named executive officers to contribute to the profitability, growth and increased value of the Company.

Amounts payable under our 2022 MBO Bonus Plan are determined as follows:

●	A target incentive compensation amount is set for each named executive officer.

●

Our compensation committee established Revenue and Non-GAAP Gross Margin as the corporate performance goals under the 2022 MBO Bonus Plan as described above, as well as the target performance levels and the respective weighting of each corporate objective and each executive officer’s individual objectives, which are generally based on individual functional objectives based on the executive officer’s role and the role’s relationship with our strategic business imperatives, such as improving efficiencies, increasing customer opportunities and satisfaction, developing and managing a talented workforce, and managing compliance.

●

After the end of the 2022 year, our compensation committee determined our achievement of our total revenue and Non-GAAP Gross Margin previously established by our compensation committee for 2022 based upon an assessment of our financial results for 2022 and the respective weighting of each corporate objective. Our compensation committee’s determination would be expressed as a percentage of the applicable performance goal (the “Corporate Achievement Percentage”).

●

Following its assessment of our financial results for 2022, our compensation committee also determined each executive officer’s achievement of the executive officer’s individual objectives, expressed as a percentage of the applicable performance goal (the “Individual Achievement Percentage”). Our Chief Executive Officer evaluated and provided to our compensation committee executive officer performance assessments and management’s recommendations and proposals regarding the Individual Achievement Percentage (except as to his own performance).

●	Each executive officer’s individual bonus then would be calculated as follows:

o	The executive officer’s individual target bonus, multiplied by

o	The Corporate Achievement Percentage, multiplied by

o	The executive officer’s Individual Achievement Percentage.

The cash bonus targets under the 2022 MBO Bonus Plan for the named executive officers were as follows:

Executive	Target Bonus ($)

David A. Morken	$494,235

Daryl E. Raiford	$318,750

Anthony F. Bartolo	$300,000

R. Brandon Asbill	$178,608

Rebecca G. Bottorff	$175,719

Performance Achievement

After 2022, our compensation committee assessed our financial results for 2022, including our achievement of our Revenue and Non-GAAP Gross Margin goals previously established by our compensation committee for 2022. Our compensation committee determined that the Corporate Achievement Percentage for 2022 was 104.2%. Our compensation committee then determined the Individual Achievement Percentage for each of Messrs. Morken, Raiford, Bartolo and Asbill, and Ms. Bottorff. The Corporate Achievement Percentage and Individual Achievement Percentage yielded bonuses (pro-rated with respect to Mr. Bartolo for his partial year of service) under the 2022 MBO Bonus Plan as follows:

Executive	Bonus Amount Paid($)

David A. Morken	514,993

Daryl E. Raiford	335,459

Anthony F. Bartolo	273,444

R. Brandon Asbill	185,179

Rebecca G. Bottorff	186,762

The annual cash incentive awards earned by our named executive officers for fiscal 2022 performance are also set forth in the 2022 Summary Compensation Table below.

Equity Awards

Prior to our November 2017 initial public offering, we granted equity awards in the form of stock options. We utilized stock options because they provided value only if our equity value increased, and the stock options only vested if the executive officer continued in our employment. Beginning in 2018, we determined that it was advisable to utilize restricted stock unit awards to align with peer company practices. In addition to aligning with market practice, we believe the use of restricted stock unit awards improves the balance and risk profile of our compensation program as this form of award does not rely solely on stock price appreciation to provide value to the recipient. These awards are subject to vesting dependent on the executive officer’s continued employment.

During 2022, our compensation committee did not have a formal policy for determining the value or type of equity-based awards to grant to our named executive officers. Rather, equity grants to our named executive officers were considered, evaluated and approved by our compensation committee as a component of each named executive officer’s total compensation, taking into account the compensation benchmarking conducted by Radford, the individual officer’s responsibilities and performance and the recommendations of the Chief Executive Officer (except as to his own award of equity-based compensation).

In January 2022, our compensation committee approved customary equity grants consisting of RSUs for the named executive officers other than Mr. Bartolo. Per Mr. Bartolo’s employment agreement and as an inducement to join the Company, our compensation committee granted Mr. Bartolo an initial award of RSUs in February 2022. For the details of Mr. Bartolo’s employment agreement, see “Employment Agreements with Named Executive Officers – Anthony F. Bartolo”.

In November 2022, our compensation committee approved additional equity grants consisting of RSUs for the named executive officers. While granted during 2022, these RSUs are intended to correspond to the named executive officers’ service during 2023. We currently expect that future annual equity awards will be made in November of each year, rather than in January of each year.

The following table summarizes the equity grants made to our named executive officers during 2022:

Executive	Total 2022 Awards (# of RSUs)

David A. Morken	90,281

Daryl E. Raiford	59,587

Anthony F. Bartolo	140,555

R. Brandon Asbill	40,196

Rebecca G. Bottorff	36,444

Refer to the 2022 Grants of Plan-Based Awards table below for additional information, including vesting schedules, regarding the equity awards issued to our named executive officers in 2022.

Employment Agreements with Named Executive Officers

David A. Morken

We entered into an employment agreement with David A. Morken as of January 1, 2015 (as amended on March 9, 2017), which automatically renewed on January 1, 2023 and will automatically renew for additional one-year periods unless either Mr. Morken or we give at least 60 days’ notice of non-renewal to the other party.

This agreement entitled Mr. Morken to receive an initial base salary of $375,000 and the opportunity to earn an annual performance-based bonus, with a target of 100% of base salary, subject to the achievement of individual and company performance goals to be mutually agreed by the compensation committee of the Board of Directors and Mr. Morken at the beginning of each calendar year. Upon a liquidity event in which there is a change of control of the Company with a value of at least $750 million (calculated on an enterprise basis) and the transaction commences during the term of the employment agreement and closes on or prior to December 31, 2023, Mr. Morken will additionally be entitled to receive a liquidity bonus as shown in the table below (the “Liquidity Bonus”), subject to Mr. Morken’s continued employment through the date of such liquidity event (or his earlier termination by us for any reason or his resignation for “Good Reason” (as defined in his employment agreement) following the commencement of negotiations regarding the potential transaction).

Value Calculated on Enterprise Basis	Liquidity Bonus

$750,000,000—$999,999,999	$ 5,000,000

$1,000,000,000—$1,249,999,999	$ 10,000,000

$1,250,000,000—$1,499,999,999	$ 12,500,000

$1,500,000,000—$1,749,999,999	$ 15,000,000

$1,750,000,000—$1,999,999,999	$ 17,500,000

$2,000,000,000 or more	$ 20,000,000

The employment agreement with Mr. Morken provides that any then outstanding and unvested stock options or shares of restricted stock will immediately vest, and the options will be exercisable for the remainder of their full original term, upon the earliest of (i) Mr. Morken’s death during the term of the agreement, (ii) a change in control of the Company, or (iii) the termination of Mr. Morken’s employment by us other than for “Cause” (as defined in his employment agreement and including our decision to not renew the term of the employment agreement) or by Mr. Morken for Good Reason. If Mr. Morken’s employment is terminated (i) by us other than for “Cause”, (ii) by Mr. Morken for “Good Reason” (as such capitalized terms are defined in his employment agreement), or (iii) by Mr. Morken for any reason within 12 months following a change of control of the Company that is not approved by at least a majority of our board of directors, then, subject to his execution of a general release of claims in our favor, Mr. Morken is entitled to receive 150% of his then-current base salary plus 150% of his target bonus for the year of termination, payable over an 18 month period following the termination. If Mr. Morken is terminated by us other than for Cause, he will also be entitled to receive company-paid basic medical insurance premiums for 18 months following his termination and a lump sum equal to 18 months of premiums for the term life insurance coverage then in effect. Mr. Morken has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for 12 months following termination of his employment.

If payments to Mr. Morken from us would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments (including the Liquidity Bonus) would be reduced to the extent necessary to avoid the payment of any excess parachute payments and to avoid Mr. Morken being subject to the excise tax imposed by Section 4999 of the Code.

Mr. Morken has also entered into an Indemnification and Advancement Agreement with the Company.

Daryl E. Raiford

We entered into an employment agreement with Daryl E. Raiford on July 6, 2021, and an amendment to the employment agreement with Mr. Raiford on March 25, 2022 (collectively, as amended, the “Raiford Agreement”). The Raiford Agreement automatically renewed on December 31, 2022 and will automatically renew for additional one-year periods unless either Mr. Raiford or we give at least 60 days’ notice of non-renewal to the other party.

The Raiford Agreement entitled Mr. Raiford to receive an initial base salary of $425,000 and the opportunity to earn an annual performance-based bonus, with a target of 75% of base salary, subject to the achievement of individual and company performance goals established by the compensation committee of the Board of Directors upon the recommendation of our Chief Executive Officer at the beginning of each calendar year.

If Mr. Raiford’s employment is terminated by the Company other than for Cause (as defined in the Raiford Agreement) or if Mr. Raiford resigns for Good Reason (as defined in the Raiford Agreement) (either, a “Raiford Qualifying Termination”), then, subject to his execution of a general release of claims in our favor, Mr. Raiford will receive (i) severance payments equal to 100% (or, if the Raiford Qualifying Termination occurs within 12 months following a change in control of the Company, 150%) of his base salary, plus (ii) 100% (or, if the Raiford Qualifying Termination occurs within 12 months following a change in control of the Company, 150%) of his target annual cash incentive bonus, payable over a 12 month period following the termination (or an 18 month period if the termination occurs within 12 months following a change in control of the Company). Mr. Raiford will also be entitled to receive a lump sum equal to twelve months (or eighteen months if the Raiford Qualifying Termination occurs within twelve months following a change in control) of premiums for basic medical insurance and the term life insurance coverage then in effect.

Upon a Raiford Qualifying Termination , any unvested RSUs or other time-based equity award held by Mr. Raiford will become vested as to the portion (if any) that is scheduled to vest within the 6 months following Mr. Raiford’s termination, provided that if the Raiford Qualifying Termination occurs within 12 months following a change in control of the Company, such awards will become fully vested. Additionally, any unvested RSUs or other time-based equity awards held by Mr. Raiford will become fully vested upon his death or upon a change in control of the Company.

Mr. Raiford has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for 12 months following a termination of his employment.

If payments to Mr. Raiford from us would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments would be reduced to the extent necessary to avoid the payment of any excess parachute payments and to avoid Mr. Raiford being subject to the excise tax imposed by Section 4999 of the Code.

Mr. Raiford has also entered into an Indemnification and Advancement Agreement with the Company.

Anthony F. Bartolo

We entered into an employment agreement with Anthony F. Bartolo on February 22, 2022, and an amendment to the employment agreement with Mr. Bartolo on March 24, 2022 (collectively, as amended, the “Bartolo Agreement”). The Bartolo Agreement automatically renewed on December 31, 2022 and will automatically renew for additional one-year periods unless either Mr. Bartolo or we give at least 60 days’ notice of non-renewal to the other party.

The Bartolo Agreement entitles Mr. Bartolo to receive an initial base salary of $400,000 and the opportunity to earn an annual performance-based bonus, with a target of 75% of base salary, subject to the achievement of individual and company performance goals established by the compensation committee of our Board of Directors upon the recommendation of our Chief Executive Officer at the beginning of each calendar year. Mr. Bartolo was granted an initial grant of RSUs in connection with his commencing employment with the Company. These initial RSUs vest in four equal annual installments following the date his employment with us commenced, subject to Mr. Bartolo’s continued service to the Company. The Bartolo Agreement also provides for a $700,000 signing bonus, payable 50% at the commencement of his employment with the Company, and 50% on the first anniversary thereof, subject to continued employment.

If Mr. Bartolo’s employment is terminated by the Company other than for Cause (as defined in the Bartolo Agreement) or if Mr. Bartolo resigns for Good Reason (as defined in the employment agreement) (either, a “Bartolo Qualifying Termination”), then, subject to his execution of a general release of claims in our favor, Mr. Bartolo will receive severance payments equal to (i) 100% (or, if the Bartolo Qualifying Termination occurs within 12 months following a change in control of the Company, 150%) of his base salary, plus (ii) 100% (or, if the Bartolo Qualifying Termination occurs within 12 months following a change in control of the Company, 150%) of his target annual cash incentive bonus, plus (iii) any unpaid portion of his signing bonus, plus (iv) a monthly healthcare stipend, grossed up for taxes, for premiums for medical insurance, payable over a 12 month period following the termination (or an 18 month period if the termination occurs within 12 months following a change in control of the Company).

Upon a Bartolo Qualifying Termination not in connection with a change in control, any unvested RSU’s or other time-based equity award held by Mr. Bartolo will become vested as to the portion (if any) that is scheduled to vest within the 6 months following Mr. Bartolo’s termination. Any unvested RSUs or other time-based equity awards held by Mr. Bartolo will become fully vested upon his death or upon a change in control of the Company. If payments to Mr. Bartolo from us would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments would be reduced to the extent necessary to avoid the payment of any excess parachute payments and to avoid Mr. Bartolo being subject to the excise tax imposed by Section 4999 of the Code.

Mr. Bartolo has also entered into an Indemnification and Advancement Agreement with the Company.

R. Brandon Asbill

In connection with his commencement of employment with us, we entered into an offer letter agreement with R. Brandon Asbill, dated December 17, 2020 providing for Mr. Asbill’s base salary and bonus opportunity upon joining the Company.

On February 24, 2022, we entered into an employment agreement with Mr. Asbill (the “Asbill Agreement”), which supersedes the offer letter. The Asbill Agreement automatically renewed on December 31, 2022 and will automatically renew for additional one-year periods unless either Mr. Asbill or we give at least 60 days’ notice of non-renewal to the other party.

The Asbill Agreement entitled Mr. Asbill to receive an initial base salary of $357,200 and the opportunity to earn an annual performance-based bonus, with a target of 50% of base salary, subject to the achievement of individual and company performance goals established by the compensation committee of the Board of Directors upon the recommendation of our Chief Executive Officer at the beginning of each calendar year.

If Mr. Asbill’s employment is terminated by the Company other than for Cause (as defined in the Asbill Agreement) or if Mr. Asbill resigns for Good Reason (as defined in the Asbill Agreement) (either, an “Asbill Qualifying Termination”), then, subject to his execution of a general release of claims in our favor Mr. Asbill will receive (i) severance payments equal to 100% of his base salary, plus (ii) 100% of his target annual cash incentive bonus, plus (iii) an amount sufficient to facilitate his purchase of health care coverage of his choice comparable to his then-current coverage for a period of 12 months, with a gross up for taxes, plus (iv) an amount sufficient to reimburse him for 12 months of premiums for the continuation of his term life insurance coverage then in effect, with a gross up for taxes. The severance payments will be payable over a 12 month period following Mr. Asbill’s termination.

Upon an Asbill Qualifying Termination not in connection with a change in control, any unvested RSUs or other time-based equity award held by Mr. Asbill will become vested as to the portion (if any) that is scheduled to vest within the 6 months following Mr. Asbill’s termination, provided that if the Qualifying Termination occurs within 12 months following a change in control of the Company, such awards will become fully vested. Additionally, any unvested RSUs or other time-based equity awards held by Mr. Asbill will fully vest upon his death. Mr. Asbill has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for 12 months following termination of his employment.

If payments to Mr. Asbill from us would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments would be reduced to the extent necessary to avoid the payment of any excess parachute payments and to avoid Mr. Asbill being subject to the excise tax imposed by Section 4999 of the Code.

Mr. Asbill has also entered into an Indemnification and Advancement Agreement with the Company.

Rebecca G. Bottorff

We entered into an employment agreement with Rebecca G. Bottorff on December 6, 2019 (the “Bottorff Agreement”), which automatically renewed on December 31, 2022 and which will automatically renew for additional one-year periods unless either Ms. Bottorff or we give at least 60 days’ notice of non-renewal to the other party.

The Bottorff Agreement entitles Ms. Bottorff to receive an initial base salary of $280,450 and the opportunity to earn an annual performance-based bonus, with a target of 50% of base salary, subject to the achievement of individual and company performance goals established by the compensation committee of our Board of Directors upon the recommendation of our Chief Executive Officer at the beginning of each calendar year.

If Ms. Bottorff’s employment is terminated by the Company other than for Cause (as defined in the Bottorff Agreement) or if Ms. Bottorff resigns for Good Reason (as defined in the Bottorff Agreement), then, subject to her execution of a general release of claims in our favor Ms. Bottorff will receive (i) severance payments equal to 100% of her base salary, plus (ii) 100% of her target annual cash incentive bonus, plus (iii) an amount sufficient to facilitate her purchase of health care coverage of her choice comparable to her then-current coverage for a period of 12 months. The severance payments will be payable over a 12 month period following Ms. Bottorff’s termination. In addition, Ms. Bottorff will also be entitled to receive a lump sum equal to twelve months of premiums for the term life insurance coverage then in effect for Ms. Bottorff.

Under the Bottorff Agreement, any unvested restricted stock or stock options held by Ms. Bottorff will vest in full upon her death or upon a change in control of the Company.

Ms. Bottorff has agreed to refrain from disclosing our confidential information during or at any time following her employment with us and from competing with us or soliciting our employees or customers during her employment and for 12 months following termination of her employment.

If payments to Ms. Bottorff from us would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments would be reduced to the extent necessary to avoid the payment of any excess parachute payments and to avoid Ms. Bottorff being subject to the excise tax imposed by Section 4999 of the Code.

Ms. Bottorff has also entered into an Indemnification and Advancement Agreement with the Company.

Equity Benefit Plans

For more information on our current equity compensation program and decisions regarding the grants of equity awards in 2022 for our named executive officers, see “Compensation Discussion and Analysis – 2022 Executive Compensation Program – Annual Performance Bonus” and “Compensation Discussion and Analysis – 2022 Executive Compensation Program – Equity Awards.”

Other Features of Our Executive Compensation Program

401(k) Plan, Welfare and Health Benefits

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). In 2022, we matched 100% of employee contributions, up to 4% of earnings with an annual maximum company matching contribution of $12,200 in matching contributions per calendar year for each employee. Such employee contributions are immediately and fully vested; Company matching contributions vest over three years ratably. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

We do not currently view perquisites or other personal benefits as a significant component of our executive compensation program. We do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. However, we pay the premiums for term life insurance and disability insurance, subject to certain limitations, for all of our full-time employees, including our named executive officers.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.

Tax and Accounting Implications

Accounting for Stock-Based Compensation

Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Deductibility of Executive Compensation

Section 162(m) of the Code has historically limited companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year, subject to certain exceptions. Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”), the deduction limit did not apply to “performance-based compensation” which satisfied the requirements of Section 162(m). The TCJA eliminated the performance-based compensation exemption, although compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 may be “grandfathered” and still qualify for the performance-based compensation exception under certain circumstances. In determining the form and amount of compensation for our named executive officers, our compensation committee may continue to consider all elements of the cost of such compensation. While our compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee may also look at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Clawback Matters and Insider Trading Policy

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. Our compensation committee has not adopted a compensation recovery, or “clawback,” policy pursuant to which the board of directors may, following the occurrence of certain accounting restatements triggered by misconduct of an executive officer or officers, recover any incentive compensation determined to have been erroneously paid to such executive officer or officers. As required by the SEC final rules implementing the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as adopted by the SEC on October 26, 2022,, we will adopt a “clawback” policy within the timeframe prescribed following the adoption by NASDAQ to comply with the requirements of the Dodd-Frank Act.

Policy Prohibiting Hedging and Pledging of Our Equity Securities

Our insider trading policy prohibits all of our employees, including our executive officers, and our directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock. In addition, our directors and executive officers, and any person required to comply with the blackout periods or pre-clearance requirements under our insider trading policy, may not pledge company securities as collateral for loans and may not hold company securities in margin accounts.

Analysis of Risks Presented by our Compensation Policies and Programs

The compensation committee has reviewed our compensation policies and practices, in consultation with Radford, to assess whether they encourage employees to take inappropriate risks. The compensation committee has reviewed and assessed our compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice. The compensation committee believes the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors) and long-term compensation (in the form of stock options or restricted stock unit grants) prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. Our insider trading policy and prohibition against hedging and pledging of our stock also protect against short-term decision making.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Compensation Committee

Douglas A. Suriano, Chairman

Brian D. Bailey

John C. Murdock

Lukas M. Roush

EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2022, 2021 and 2020:

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

David A. Morken	2022	494,235	—	3,770,123	514,993	20,141	4,799,492
Chief Executive Officer	2021	470,700	—	2,429,906	464,110	19,968	3,384,684
	2020	450,000	300,000	2,231,076	713,250	8,829	3,703,155
Daryl E. Raiford	2022	425,000	—	2,277,598	335,459	12,200	3,050,257
Chief Financial Officer	2021	201,231	—	2,413,539	188,018	16,694	2,819,481
Anthony F. Bartolo(5)	2022	335,185	350,000	3,519,946	273,444	13,136	4,491,711
Chief Operating Officer
R. Brandon Asbill	2022	357,216	—	1,434,939	185,179	13,874	1,991,208
General Counsel	2021	300,917	—	909,401	181,796	10,988	1,403,102
Rebecca G. Bottorff	2022	351,439	—	1,186,696	186,762	14,778	1,739,675
Chief People Officer	2021	316,517	—	466,633	198,535	14,470	996,155
	2020	293,071	107,111	526,127	232,258	11,203	1,169,770

(1)

Amounts shown for 2022 represent a signing bonus paid to Mr. Bartolo of $350,000, which was the first installment of a total signing bonus of $700,000. See “Compensation Discussion and Analysis – Employment Agreements with our Named Executive Officers” for further details.

(2)

Amounts in this column reflect the aggregate grant date fair value of the shares underlying restricted stock unit awards granted in the applicable year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation transactions. The assumptions we used in valuing these equity awards are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023, and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers.

(3)

Amounts in this column for each fiscal year represent amounts earned by the named executive officers during such fiscal year but paid in the subsequent fiscal year pursuant to our MBO Bonus Plan. See “Compensation Discussion and Analysis – 2022 Executive Compensation Program – Annual Performance Bonus” for further information regarding the amounts in this column.

(4)

Amounts in this column for 2022 represent premiums for supplemental disability insurance coverage paid by the Company and matching contributions to our 401(k) savings plan made by the Company on the named executive officer’s behalf. See “Compensation Discussion and Analysis – Other Features of Our Executive Compensation Program” for more information on premiums for supplemental disability insurance coverage paid by the Company and matching contributions to our 401(k) savings plan.

(5)	Mr. Bartolo joined the Company on February 28, 2022.

2022 Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2022.

Grants of Plan-Based Awards in Fiscal 2022

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)

David A. Morken	MBO Bonus Plan	—	—	494,235	—	—	—
	RSU Grant	1/3/22	—	—	—	39,447	2,803,545
	RSU Grant	11/28/22	—	—	—	50,834	966,578

Daryl E. Raiford	MBO Bonus Plan	—	—	318,750	—	—	—
	RSU Grant	1/3/22	—	—	—	21,887	1,560,755
	RSU Grant	11/28/22	—	—	—	37,700	716,843

Anthony F. Bartolo	MBO Bonus Plan	—	—	300,000	—	—	—
	RSU Grant	3/21/22	—	—	—	104,384	2,832,176
	RSU Grant	11/28/22	—	—	—	36,171	687,770

R. Brandon Asbill	MBO Bonus Plan	—	—	178,608	—	—	—
	RSU Grant	1/3/22	—	—	—	12,772	913,488
	RSU Grant	11/28/22	—	—	—	27,424	521,451

Rebecca G. Bottorff	MBO Bonus Plan	—	—	175,719	—	—	—
	RSU Grant	1/3/22	—	—	—	9,334	671,215
	RSU Grant	11/28/22	—	—	—	27,110	515,480

(1)

We do not establish thresholds or maximum annual performance bonus amounts under our 2022 MBO Bonus Plan. The amounts set forth in these columns represent the target bonus amounts for each named executive officer for fiscal 2022 under our 2022 MBO Bonus Plan, and do not represent either additional or actual compensation earned by the named executive officers for the year ended December 31, 2022. The dollar value of the actual payments for these awards are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our 2022 MBO Bonus Plan, see “Compensation Discussion and Analysis – 2022 Executive Compensation Program – Annual Performance Bonus.”

(2)	The actual amount paid to Mr. Bartolo under the 2022 MBO Bonus Plan was pro-rated based on his partial year of service.

(3)

Represent awards of restricted stock units granted under our 2017 Incentive Award Plan. Restricted stock unit awards granted on January 3, 2022 to Mr. Morken (with the exception of 21,945 of such awards which vest on the schedule in the next succeeding sentence), Mr. Raiford (with the exception of 8,718 of such awards which vest on the schedule in the next succeeding sentence), Mr. Asbill (with the exception of 3,284 of such awards which vest on the schedule in the next succeeding sentence), and Ms. Bottorff vest as follows: (1) 12.5% quarterly on each of March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022; and (2) approximately 16.7% annually thereafter on January 3, 2024, January 3, 2025, and January 3, 2026, in each case subject to the officer’s continued service with us through the applicable vesting date. The remaining restricted stock unit awards granted on January 3, 2022 to Mr. Morken, Mr. Raiford, and Mr. Asbill vest in four equal annual installments, with the first such installment occurring on January 3, 2023. The restricted stock unit award granted in March 2022 for Mr. Bartolo vests in four equal annual installments, with the first such installment occurring on March 21, 2023. The restricted stock unit award granted on November 28, 2022, to Mr. Morken, Mr. Raiford, Mr. Bartolo, Mr. Asbill, and Ms. Bottorff vest as follows: (1) one-third on November 28, 2023; and (2) remaining two-thirds quarterly thereafter on each of February 28, 2024, May 28, 2024, August 28, 2024, November 28, 2024, February 28, 2025, May 28, 2025, August 28, 2025, and November 28, 2025. See “Compensation Discussion and Analysis – 2022 Executive Compensation Program – Equity Awards” for additional information about these awards.

(4)

The dollar amounts in this column represent the aggregate grant date fair value of each restricted stock unit award granted to the named executive officers in fiscal 2022. These amounts have been calculated in accordance with ASC 718. The assumptions we used in valuing these awards are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth certain information about outstanding and unexercised stock options and unvested restricted stock unit awards for each named executive officer as of December 31, 2022.

Outstanding Equity Awards at December 31, 2022

Executive	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock that Have Not Vested ($) (1)

David A. Morken	1/2/2019(2)	2,420	55,539
	4/25/2019(3)	2,561	58,775
	1/2/2020(4)	4,204	96,482
	1/2/2020(5)	9,265	212,632
	11/2/2020(6)	634	14,550
	1/2/2021(7)	3,063	70,296
	1/2/2021(8)	7,607	174,581
	1/3/2022(9)	8,751	200,835
	1/3/2022(10)	21,945	503,638
	11/28/2022(11)	50,834	1,166,640

Daryl E. Raiford	7/21/2021(12)	14,070	322,907
	1/3/2022(9)	6,584	151,103
	1/3/2022(10)	8,718	200,078
	11/28/2022(11)	37,700	865,215

Anthony F. Bartolo	3/21/2022(13)	104,384	2,395,613
	11/28/2022(11)	36,171	830,124

R. Brandon Asbill	1/18/2021(14)	4,358	100,016
	1/3/2022(9)	4,744	108,875
	1/3/2022(10)	3,284	75,368
	11/28/2022(11)	27,424	629,381

Rebecca G. Bottorff	1/2/2019(2)	1,357	31,143
	6/3/2019(15)	887	20,357
	1/2/2020(4)	2,282	52,372
	11/2/2020(6)	211	4,842
	1/2/2021(7)	1,545	35,458
	1/3/2022(9)	4,667	107,108
	11/28/2022(11)	27,110	622,175

(1)	The value of the RSUs shown in the table is calculated using a closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022, which was $22.95.

(2)

The restricted stock unit awards vest as follows: (1) 12.5% quarterly on each of March 31, 2019, June 30, 2019, September 30, 2019, and December 31, 2019; and (2) approximately 16.7% annually thereafter on January 2, 2021, January 2, 2022, and January 2, 2023, in each case subject to the officer’s continued service with us through the applicable vesting date.

(3)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on April 25, 2020, subject to Mr. Morken’s continued service with us through the applicable vesting date.

(4)

The restricted stock unit awards vest as follows: (1) 12.5% quarterly on each of March 31, 2020, June 30, 2020, September 30, 2020, and December 31, 2020; and (2) approximately 16.7% annually thereafter on January 2, 2022, January 2, 2023, and January 2, 2024, in each case subject to the officer’s continued service with us through the applicable vesting date.

(5)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on January 2, 2021, subject to Mr. Morken’s continued service with us through the applicable vesting date.

(6)

The restricted stock unit awards vest as follows: (1) 12.5% quarterly on each of February 2, 2021, May 2, 2021, August 2, 2021, and November 2, 2021; and (2) approximately 16.7% annually thereafter on November 2, 2023, November 2, 2024, and November 2, 2025, in each case subject to the officer’s continued service with us through the applicable vesting date.

(7)

The restricted stock unit awards vest as follows: (1) 12.5% quarterly on each of March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021; and (2) approximately 16.7% annually thereafter on January 2, 2023, January 2, 2024, and January 2, 2025, in each case subject to the officer’s continued service with us through the applicable vesting date.

(8)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on January 2, 2022, subject to Mr. Morken’s continued service with us through the applicable vesting date.

(9)

The restricted stock unit awards vest as follows: (1) 12.5% quarterly on each of March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022; and (2) approximately 16.7% annually thereafter on January 3, 2024, January 3, 2025, and January 3, 2026, in each case subject to the officer’s continued service with us through the applicable vesting date.

(10)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on January 3, 2023, subject to the officer’s continued service with us through the applicable vesting date.

(11)

The restricted stock unit awards vest as follows: (1) one-third on November 28, 2023; and (2) remaining two-thirds quarterly thereafter on each of February 28, 2024, May 28, 2024, August 28, 2024, November 28, 2024, February 28, 2025, May 28, 2025, August 28, 2025, and November 28, 2025, in each case subject to the officer’s continued service with us through the applicable vesting date.

(12)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on July 21, 2022, subject to Mr. Raiford’s continued service with us through the applicable vesting date.

(13)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on March 21, 2023, subject to Mr. Bartolo’s continued service with us through the applicable vesting date.

(14)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on January 18, 2022, subject to Mr. Asbill’s continued service with us through the applicable vesting date.

(15)

The restricted stock unit awards vest in equal annual installments over a four-year period, with the first such installment occurring on June 3, 2020, subject to Ms. Bottorff’s continued service with us through the applicable vesting date.

Option Exercises and Stock Vested in 2022

The following table shows, for our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options, the aggregate value realized upon the exercise of stock options, and the vesting of restricted stock unit awards during the fiscal year ended December 31, 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

David A. Morken	18,533	1,421,122

Daryl E. Raiford	8,527	228,255

Anthony F. Bartolo	—	—

R. Brandon Asbill	4,292	196,294

Rebecca G. Bottorff	11,057	466,492

(1)

The value realized on vesting of the restricted stock awards is calculated by multiplying the number of shares vested by the closing price of our common stock as reported on the Nasdaq Global Select Market on the applicable vesting dates.

2022 Pension Benefits

None of our named executive officers participated in any defined benefit pension plans in 2022.

2022 Nonqualified Deferred Compensation

None of our named executive officers participated in any non-qualified deferred compensation plans in 2022.

Potential Payments upon Termination or Change in Control

The following table provides an estimate of the value of the compensation and benefits due to each of our named executive officers assuming a termination resulting from death, a change in control, a termination not in connection with a change in control, and a termination in connection with a change in control, effective as of December 31, 2022, under our agreements with each of our named executive officers. (See “Employment Agreements with Named Executive Officers” above.) The actual amounts to be paid can only be determined at the time of such event. We determined the value of the accelerated vesting of restricted stock unit awards based on a per share price of $22.95, which was the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2022.

Named Executive Officer	Death ($) (1)	Change in Control ($) (2)	Termination Not In Connection with a Change in Control ($) (3)	Termination in Connection with a Change in Control ($) (4)
David A. Morken:

● Cash Severance	—	—	1,482,705	1,482,705

● Benefits continuation	—	—	39,196	39,196

● Value of accelerated restricted stock unit awards	2,553,968	2,533,968	2,553,968	2,553,968
Daryl E. Raiford

● Cash Severance	—	—	743,750	1,115,625

● Benefits continuation	—	—	26,131	39,196

● Value of accelerated restricted stock unit awards	1,539,303	1,539,303	50,031	1,539,303
Anthony Bartolo

● Cash Severance	—	—	1,050,000	1,400,000

● Benefits continuation	—	—	26,131	39,196

● Value of accelerated restricted stock unit awards	3,225,737	3,225,737	598,903	3,225,737
R. Brandon Asbill

● Cash Severance	—	—	535,825	535,825

● Benefits continuation	—	—	1,190	1,190

● Value of accelerated restricted stock unit awards	913,640	913,640	52,188	913,640
Rebecca G. Bottorff

● Cash Severance	—	—	527,159	527,159

● Benefits continuation(5)	—	—	26,131	26,131

● Value of accelerated restricted stock unit awards	873,455	873,455	—	873,455

(1)	All restricted stock unit awards vest upon death of the named executive officer pursuant to his or her employment agreement.

(2)	All restricted stock unit awards vest, by their terms, upon a change in control of the Company.

(3)	Assumes a resignation by the named executive officer for “good reason” or a termination by the Company “without cause”, as defined in each named executive officer’s employment agreement.

(4)

Assumes a resignation by the named executive officer for “good reason” or a termination by the Company “without cause” within 12 months following a change in control; provided, that with respect to Mr. Morken, his resignation may be for any reason within 12 months following a change in control not approved by a majority of the Company’s board of directors.

(5)	For Ms. Bottorff, benefits continuation payments are applicable only in connection with her termination by the Company “without cause” and not for her resignation for “good reason”.

2022 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Mr. Morken, our Chief Executive Officer, to the annual total compensation of our median employee (as described below).

Below is (i) the 2022 annual total compensation of our CEO, (ii) the 2022 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Annual Total Compensation*	$4,799,492

Median Employee Annual Total Compensation	$122,106

CEO to Median Employee Pay Ratio	39:1

*	This annual total compensation corresponds to the total compensation figure for Mr. Morken in the Summary Compensation Table.

Methodology

We used the following methodology to determine the foregoing ratio:

●

We Determined the Employee Population. We began with our global employee population as of December 31, 2022, including full-time, part-time, and seasonal or temporary workers, employed by our company or consolidated subsidiaries, but excluding our CEO. We also excluded third-party contractors and consultants in accordance with SEC rules.

●

We Identified the Median Employee. We calculated compensation for each employee using annual base salary as of December 31, 2022, plus cash bonus incentives earned in 2022 (paid in February 2023), equity awards granted in 2022, and any commission or short-term incentive payments earned in 2022. We estimated total compensation using a method similar to the Summary Compensation Table rules, and excluded employer health insurance contributions and the value of other benefits. Compensation for any employee paid in other than U.S. dollars was converted to U.S. dollars at the applicable exchange rate as of the date of determination, and we made no adjustments for cost of living. For those employees who were employed on December 31, 2022 but who were not employed for all of 2022, we annualized compensation paid to such employees during 2022. Using this methodology, we identified the median employee.

●

Calculated the CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2022 according to the SEC’s instructions for preparing the Summary Compensation Table. Our CEO’s annual total compensation was $4,799,492, which is equal to the amount reported in the 2022 Summary Compensation Table.

We note that the annual total compensation for 2022 according to the SEC’s instructions for preparing the Summary Compensation Table requires the inclusion of each of the annual equity awards granted in 2022 to both our CEO and our median employee. The equity award granted in November 2022, however, is intended as compensation for services during 2023. We currently expect that future annual equity awards will be made in November of each year, rather than in January of each year.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
2022 Pay Versus Performance Table
The following table sets forth information concerning the compensation of our named executive officers (“
NEOs
”) for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Revenue ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (2)
2022	4,799,492	1,377,062	2,818,213	1,899,901	35.83	134.82	19,570,000	573,152,000
2021	3,384,684	(670,833)	1,594,716	54,250	112.04	189.64	(27,362,000)	490,907,000
2020	3,703,155	8,980,482	1,377,243	4,174,765	239.92	142.21	(43,977,000)	343,113,000

(1)
Amounts represent compensation actually paid to our chief executive officer (“
PEO
”) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	David A. Morken	Daryl E. Raiford, Anthony F. Bartolo, R. Brandon Asbill, and Rebecca G. Bottorff
2021	David A. Morken	Daryl E. Raiford, Jeffrey A. Hoffman, R. Brandon Asbill, Rebecca G. Bottorff, and Scott Mullen
2020	David A. Morken	Jeffrey A. Hoffman, W. Christopher Matton, Noreen Allen and Rebecca G. Bottorff

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2020		2021		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,231,076)	(645,655)	(2,429,906)	(1,028,162)	(3,770,123)	(2,104,795)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	4,108,675	838,078	947,663	397,737	1,871,114	1,496,260
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	823,876	492,584	326,762	105,802	188,287	86,041
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	2,455,409	1,213,746	(3,058,765)	(615,827)	(1,452,293)	(301,524)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	120,443	898,769	158,729	15,016	(259,415)	(94,294)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	(415,032)	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—	—	—	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—	—	—	—
TOTAL ADJUSTMENTS	5,277,327	2,797,522	(4,055,517)	(1,540,466)	(3,422,430)	(918,312)

(2)	For fiscal years 2020, 2021 & 2022, represents the cumulative TSR (the “ Peer Group TSR ”) for the S&P 500 Information Technology Index (Sector) (the “ Peer Group ”).

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to
our
PEO and th
e av
erage of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) the Peer Group TSR, (iii) our net income, and (iv) our Revenue, in each ca se,
for the fiscal years ended December 31, 2020, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, assuming the reinvestment of dividends.

Pay Versus Performance Tabular List
The following performance measures represent each of the financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

●	Revenue; and

●
Non-GAAP
gross margin. Please refer to Page 71 of our Annual Report on Form
10-K,
filed with the SEC on February 23, 2023, and pages 32-33 of this Proxy Statement for a description of how we calculate
Non-GAAP
gross margin from GAAP financial measures set forth in our audited financial statements .

For additional details regarding our most important financial performance measures, please see the section titled “2022 Executive Compensation Program––Annual Performance Bonus” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION
Our non-employee directors
earned the amounts set forth in the table below for their service on our Board of Directors during the year ended December 31, 2022. Mr. Morken serves as our Chief Executive Officer and Ms. Bottorff serves as our Chief People Officer, in each case in addition to being a director, but neither receives any additional compensation for such service as a director.
2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)

Brian D. Bailey	67,500	350,000	417,500

John C. Murdock	67,500	350,000	417,500

Lukas M. Roush	77,500	350,000	427,500

Douglas A. Suriano	75,000	350,000	425,000

(1)
This column reflects the aggregate grant date fair value of all RSUs granted during fiscal 2022, computed in accordance with ASC Topic 718 as stock-based compensation transactions. The grant date fair value of each restricted stock unit is measured based on the closing price of our shares of our common stock as reported on the Nasdaq Global Select Market on the date of grant. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing RSUs are described in Note 11 to our consolidated financial statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023.

(2)	The table below shows the aggregate number of stock awards (which are in the form of RSUs) outstanding for each of our non-employee directors as of December 31, 2022:

Name	Restricted Stock Unit Awards (#)

Brian D. Bailey	8,612

John C. Murdock	8,612

Lukas M. Roush	8,612

Douglas A. Suriano	8,612
Non-Employee Director Compensation
Program
Overview
Our directors play a critical role in guiding our strategic direction and overseeing management, and our board of directors has adopted a compensation program for non-employee directors.
The compensation committee reviews compensation levels for
non-employee
directors on a
bi-annual
basis. Radford, the committee’s compensation consultant, prepares a comprehensive assessment of our non-employee
director compensation program, including benchmarking of our current director compensation against the same peer group used for executive compensation purposes, and identifying recent trends in director compensation. Following such review, our board of directors, upon recommendation of the compensation committee, approves any changes to non-employee
director compensation for the ensuing calendar year.
Non-employee
directors receive a combination of cash and equity compensation.
2022 Cash Compensation
For service during 2022, each
non-employee
director received an annual board service retainer of $50,000. The members of our compensation committee (other than the chairman) received an annual service retainer of $7,500, and the members of our audit committee (other than the chairman) received an annual service retainer of $10,000. The chairman of our audit committee and our compensation committee received an annual committee chair service retainer of $20,000 and $15,000, respectively.

The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears during the first 30 days of the first month following the end of each calendar quarter in which the board service occurs. If the director joins our board of directors at a time other than the first day of a calendar quarter, he or she will be entitled to the cash compensation set forth above beginning with the calendar quarter following the date he or she joins our board of directors.
We reimburse all
reasonable out-of-pocket expenses
incurred by directors for their attendance at meetings of our board of directors or any committee thereof and for continuing education.
Each director has entered into an Indemnification and Advancement Agreement with the Company.
2022 Equity Compensation
In addition to cash
compensation, each non-employee director is
eligible to receive RSU awards under our Existing Plan. In January 2022, each non-employee
director received a grant of RSUs with a fair market value of $175,000 for such director’s service during 2022. This grant vested in equal quarterly installments on each of March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022. Additionally, in November 2022, each non-employee
received another grant of RSUs with a fair market value of $175,000 as compensation for services performed during 2023. This grant vests in equal quarterly installments on each of March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023. The number of RSUs for each of these RSU grants was determined by dividing $175,000 by the fair market value of one share of the Company’s Class A common stock on the date of grant.
Vesting schedules for equity awards are subject
to the non-employee director’s continuous
service on each applicable vesting date.
For each non-employee director who
remains in continuous service with the Company until immediately prior to the closing of a change in control, his or her then-outstanding equity awards that were granted will become fully vested immediately prior to the closing of such change in control.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders (1)	159,741	$10.42	(2)	1,879,368	(3)

Equity compensation plans not approved by stockholders	—	—		—

Total	159,741	$10.42		1,879,368

(1)	Includes the following plans: our 2010 Equity Compensation Plan, as amended (“ 2010 Plan ”), and our Existing Plan.

(2)	Excludes 2,607,106 shares that may be issued under outstanding restricted stock units as of December 31, 2022 since shares subject to restricted stock units have no exercise price.

(3)
As of December 31, 2022, a total of 4,497,293 shares of our Class A common stock have been reserved for issuance pursuant to the 2017 Plan. The 2017 Plan provides that the number of shares reserved and available for issuance under the 2017 Plan will automatically increase each January 1, beginning on January 1, 2018, by 5% of the outstanding number of shares of our Class A common stock as of the immediately preceding December 31. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2001 Plan and the 2010 Plan will be added back to the shares of Class A common stock available for issuance under the 2017 Plan. The Company no longer makes grants under the 2010 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of February 28, 2023, for:

●	each of our named executive officers;

●	each of our directors;

●	all our current directors and executive officers as a group; and

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of percentage ownership of our common stock on 23,517,012 shares of our Class A common stock and 1,965,170 shares of our Class B common stock outstanding on February 28, 2023. We have deemed shares of our capital stock subject to restricted stock units for which the service condition has been satisfied or would be satisfied within 60 days of February 28, 2023 to be outstanding and to be beneficially owned by the person holding the restricted stock units for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or restricted stock units outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Bandwidth Inc., 900 Main Campus Drive, Suite 100, Raleigh, North Carolina 27606.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	Voting% †	Ownership%

Named Executive Officers and Directors:

David A. Morken (1)	35,714	*	1,149,875	58.5%	26.7%	4.7%

Daryl E. Raiford (2)	19,801	*	—	*	*	*

Anthony F. Bartolo (3)	48,096	*	—	*	*	*

R. Brandon Asbill (4)	8,771	*	—	*	*	*

Rebecca Bottorff (5)	16,439	*	—	*	*	*

Brian D. Bailey (6)	29,439	*	—	*	*	*

John C. Murdock (7)	133,751	*	—	*	*	*

Lukas M. Roush (8)	14,690	*	—	*	*	*

Douglas A. Suriano (9)	9,144	*	—	*	*	*

All executive officers and directors as a group (10 persons):	328,762	1.4%	1,149,875	58.5%	27.4%	5.8%

5% Stockholders:

Henry R. Kaestner (10)	364,133	1.5%	806,902	41.1%	19.5%	4.6%

BlackRock, Inc. (11)	2,922,753	12.4%	—	*	6.8%	11.5%

The Vanguard Group (12)	2,040,739	8.7%	—	*	4.7%	8.0%

Capital Research Global Investors (13)	1,172,518	5.0%	—	*	2.7%	4.6%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares.

†
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.

(1)
Consists of (i) 28,170 shares of Class B common stock held of record by Mr. Morken; (ii) 1,093,740 of shares of Class B common stock held of record by Mr. Morken, as manager of
Hazel-Rah
III, LLC; (iii) 27,965 of shares of Class B common stock held of record by Mr. Morken, as manager of Morken Capital Partners; (iv) 33,153 shares of Class A common stock held of record by Mr. Morken; and (v) 2,561 shares of Class A common issuable upon the settlement of RSUs releasable to Mr. Morken within 60 days following February 28, 2023.

(2)	Consists of 19,801 shares of Class A common stock held of record by Mr. Raiford.

(3)
Consists of (i) 22,000 shares of Class A common stock held of record by Mr. Bartolo; and (ii) 26,096 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Bartolo within 60 days following February 28, 2023.

(4)	Consists of 8,771 shares of Class A common stock held of record by Mr. Asbill.

(5)	Consists of 16,439 shares of Class A common stock held of record by Ms. Bottorff.

(6)
Consists of (i) 1,517 shares of Class A common stock held by Carmichael Investment Partners, LLC; (ii) 908 shares of Class A common stock held by Carmichael Investment Partners II, LLC (“
CIP
 II
”); (iii) 608 shares of Class A common stock held by Carmichael Investment Partners III, LLC (“
CIP
 III
” and, together with CIP II, the “
Carmichael Entities
”); and (iv) 26,406 shares of Class A common stock held of record by Mr. Bailey. Carmichael Bandwidth LLC is the managing member of each of the Carmichael Entities. The address for each of the Carmichael Entities and Carmichael Partners LLC is c/o Carmichael Investment Partners LLC, 4725 Piedmont Row Drive, Suite 210, Charlotte, NC 28210.

(7)
Consists of (i) 81,342 shares of Class A common stock held by the John Charles Murdock Revocable Trust U/A/D 8/15/13; and (ii) 52,409 shares of Class A common stock held by the John C. Murdock Family Line Trust.

(8)	Consists of 14,690 shares of Class A common stock held of record by Mr. Roush.

(9)	Consists of 9,144 shares of Class A common stock held of record by Mr. Suriano.

(10)
Consists of (i) 20,000 shares of Class A common stock held by AMDG 1, LLC; (ii) 94,133 shares of Class A common stock held of record by AMDG 1, LLC, (iii) 250,000 shares of Class A common stock held of record by AMDG 7, LLC, and (iv) 806,902 shares of Class B common stock held of record by Mr. Kaestner.

(11)
Based on information reported by BlackRock, Inc. (“
BlackRock
”) on Schedule 13G filed with the SEC on February 10, 2023. Of the shares of Class A common stock beneficially owned, BlackRock reported that it has sole dispositive power with respect to 2,922,753 shares and sole voting power with respect to 2,695,874 shares. BlackRock listed its address as 55 East 52 nd
 Street, New York, NY 10055.

(12)
Based on information reported by The Vanguard Group (“
Vanguard
”) on Schedule 13G filed with the SEC on February 9, 2023. Of the shares of Class A common stock beneficially owned, Vanguard reported that it has sole dispositive power with respect to 2,001,152 shares, shared dispositive power with respect to 39,587 shares, and shared voting power with respect to 19,416 shares. Vanguard listed its address as 100 Vanguard Boulevard, Malvern, PA 19355.

(13)
Based on information reported by Capital Research Global Investors (“
Capital Research
”) on Schedule 13G filed with the SEC on February 14, 2023. Of the shares of Class A common stock beneficially owned, Capital Research reported that it has sole dispositive power with respect to 1,172,518 shares and sole voting power with respect to 1,172,518 shares. Capital Research listed its address as 333 South Hope Street, 55 th
Fl, Los Angeles, CA 90071.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or exceeds $120,000; and

●

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Transactions with Relay

On November 30, 2016, we completed a pro-rata distribution of the common stock of Relay, Inc. (“Relay”, formerly known as Republic Wireless, Inc.), to our stockholders of record as of the close of business (the “Spin-Off”).

Reorganization Agreement

In connection with the Spin-Off, we and Relay entered into a Reorganization Agreement (the “Reorganization Agreement”) to provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Spin-Off, certain conditions to the Spin-Off and provisions governing the relationship between us and Relay with respect to and resulting from the Spin-Off.

The Reorganization Agreement provides for mutual indemnification obligations, which are designed to make Relay financially responsible for substantially all of the liabilities that existed relating to the Relay business at the time of the Spin-Off together with certain other specified liabilities, as well as for all liabilities incurred by Relay after the Spin-Off, and to make us financially responsible for all potential liabilities of Relay which are not related to the Relay business, including, for example, any liabilities arising as a result of Relay having been a division of Bandwidth, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes, employee matters and other intercompany agreements. For a description of the allocation of tax-related obligations, please see “—Tax Sharing Agreement” below.

In addition, the Reorganization Agreement provided for each of Relay and us to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the Spin-Off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

Tax Sharing Agreement

We entered into a Tax Sharing Agreement with Relay that governs our and Relay’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary (i) to the terms “tax” or “taxes” mean U.S. federal, state, local and foreign taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes and (ii) to the term “Tax-related losses” refer to losses arising from the failure of the Spin-Off and related restructuring transactions to be tax-free.

Under the Tax Sharing Agreement, except as described below, (i) we are allocated all taxes attributable to Bandwidth (excluding Relay) and all taxes attributable to Relay for a pre-Spin-Off period, that are reported on any consolidated, combined or unitary tax return, and (ii) each of Bandwidth and Relay is allocated all taxes attributable to it that are reported on any tax return (including any consolidated, combined or unitary tax return) that includes only itself or any of its respective affiliates and subsidiaries. Special rules apply, however, as follows:

●

We are allocated any taxes and Tax-related losses that result from the Spin-Off and related restructuring transactions, except that Relay is allocated any such taxes or Tax-related losses that (i) result primarily from, individually or in the aggregate, a breach by Relay of any of its covenants relating to the Spin-Off and related restructuring transactions, or (ii) result from the application of Section 355(e) of the Code to the Spin-Off as a result of the treatment of the Spin-Off as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50% or greater interest in the stock of Relay; and

●	We and Relay are each allocated 50% of any transfer taxes arising from the Spin-Off and related restructuring transactions.

We and Relay are restricted by certain covenants related to the Spin-Off and related restructuring transactions. These restrictive covenants require that neither we, Relay nor any member of our or their respective group take, or fail to take, any action if such action, or failure to act:

●

would be inconsistent with or prohibit certain restructuring transactions related to the Spin-Off from qualifying for tax-free treatment for U.S. federal income tax purposes to us and our subsidiaries;

●

would be inconsistent with or prohibit the Spin-Off from qualifying as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code to us, our subsidiaries and our stockholders; or

●

would be inconsistent with, or otherwise cause any person to be in breach of, any representation, covenant, or material statement made in connection with the tax opinion delivered to us relating to the qualification of the Spin-Off as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code.

Further, each party is restricted from taking any position for tax purposes that is inconsistent with the tax opinion obtained in connection with the Spin-Off. The parties must indemnify each other for taxes and losses allocated to them under the Tax Sharing Agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the Tax Sharing Agreement.

Facilities Sharing Agreement

In connection with the Spin-Off, we entered into a Facilities Sharing Agreement (the “Facilities Sharing Agreement”) with Relay pursuant to which Relay shared our office facilities located at 940 Main Campus Drive, Raleigh, North Carolina. For the twelve months ended December 31, 2022, Relay paid us approximately $211,000 pursuant to the Facilities Sharing Agreement for the use of 17,073 square feet of shared space. The Facilities Sharing Agreement terminated in July 2022.

Master Services Agreement

In connection with the Spin-Off, we entered into a Master Services Agreement (the “Master Services Agreement”) with Relay pursuant to which, on a month-to-month basis, we provide Relay with certain telecommunications services. These telecommunications services include inbound calling, outbound calling, text messaging and 911 services. The Master Services Agreement, as well as the related service order forms, rate sheets, and terms and conditions each is consistent with the terms and conditions we make available to our other customers and prospective customers. We provide Relay with these telecommunications services at fair market value. For the twelve months ended December 31, 2022, Relay paid (or was obligated to pay) us $1,615,267.31 pursuant to the Master Services Agreement. Relay can choose to terminate the Master Services Agreement at any time.

Services Agreement

On September 30, 2019, we entered into a Services Agreement (the “Services Agreement”) with Relay. Pursuant to the Services Agreement, Relay receives services performed by our legal department, effective September 30, 2019. We are compensated by Relay for these services based on costs incurred by us. For the twelve months ended December 31, 2022, Relay paid (or was obligated to pay) us less than $100,000 pursuant to the Services Agreement. Relay can choose to terminate the Services Agreement at any time.

Investors’ Rights Agreement

We are party to an Investors’ Rights Agreement that provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Certain of the provisions of the Investors’ Rights Agreement terminated in November 2022. The parties to the Investors’ Rights Agreement include James Bowen individually and entities affiliated with James Bowen.

Other Transactions

Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2022, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our Class A and Class B common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2022, all Section 16(a) filing requirements were satisfied on a timely basis, except for the following: Anthony Bartolo filed a late Form 4 on March 21, 2022 and John Murdock filed a late Form 4 on April 4, 2022, in each case due to an administrative error.

2022 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2022 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at https://investors.bandwidth.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Bandwidth Inc., 900 Main Campus Drive, Suite 100, Raleigh, North Carolina 27606.

*                *                *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Raleigh, North Carolina

April 4, 2023

Annex A

BANDWIDTH INC.

SECOND AMENDED AND RESTATED

2017 INCENTIVE AWARD PLAN

(As amended and restated effective February 21, 2023)

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. This Plan constitutes an amendment and restatement of the Bandwidth Inc. Amended and Restated 2017 Incentive Award Plan (the “Existing Plan”). In the event that the Company’s stockholders do not approve this Plan, Awards granted under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan as in effect immediately prior to the date this Plan is approved by the Board.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Plan’s effective date under Section 10.3, the Company will cease granting awards under the Prior Plans; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2 Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 5,595,222 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $450,000 (increased to $650,000 in the fiscal year of a non-employee Director’s initial service as a non-employee Director). The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII. ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, in an amount necessary to cover such tax obligations, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or

Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. The Plan, as amended and restated, shall become effective as of the Amendment Date. In the event that the Company’s stockholders do not approve this Plan, Awards granted under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan as in effect immediately prior to the date this Plan is approved by the Board. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Amendment Date, but Awards previously granted may extend beyond that date in accordance with the Plan. For the avoidance of doubt, any Awards granted prior to the Amendment Date shall remain subject to the terms of the Award Agreement governing such Award, and the effectiveness of this Plan shall not constitute an amendment of such Award Agreement.

10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2 “Amendment Date” means the date on which the Plan, as amended and restated, is approved by the Board, subject to approval of this Plan by the Company’s shareholders.

11.3 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.4 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.5 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.6 “Board” means the Board of Directors of the Company.

11.7 “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.8 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.9 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.10 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.11 “Common Stock” means the Class A common stock of the Company.

11.12 “Company” means Bandwidth Inc., a Delaware corporation, or any successor.

11.13 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.14 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.15 “Director” means a Board member.

11.16 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.17 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.18 “Employee” means any employee of the Company or its Subsidiaries.

11.19 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.21 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

11.22 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.23 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.24 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.25 “Option” means an option to purchase Shares.

11.26 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.27 “Overall Share Limit” means the sum of (i) 8,072,198 Shares, which amount is inclusive of the number of Shares issued or transferred pursuant to Awards under the Existing Plan; (ii) any shares of Common Stock which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV; and (iii) an annual increase on the first day of each calendar year beginning January 1, 2024 and ending on and including January 1, 2033, equal to 5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year.

11.28 “Participant” means a Service Provider who has been granted an Award.

11.29 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; safety; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.30 “Plan” means this Second Amended and Restated 2017 Incentive Award Plan, as may be amended or restated from time to time.

11.31 “Prior Plans” means, collectively, the Company’s 2001 Stock Option Plan, the Company’s 2010 Equity Compensation Plan and any prior equity incentive plans of the Company or its predecessor.

11.32 “Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s effective date in Section 10.3

11.33 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).

11.34 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.35 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.36 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.37 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.38 “Securities Act” means the Securities Act of 1933, as amended.

11.39 “Service Provider” means an Employee, Consultant or Director.

11.40 “Shares” means shares of Common Stock.

11.41 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.42 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.43 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.44 “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/BAND
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote
PHONE Call 1-866-416-3840
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
To attend the meeting virtually you must pre-register at www.proxydocs.com/BAND

Bandwidth Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 22, 2023

TIME:	Thursday, May 18, 2023 at 9:30 AM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/BAND for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David A. Morken, Daryl E. Raiford and R. Brandon Asbill (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bandwidth Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS, RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Bandwidth Inc.

Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

 FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect two Class III directors to serve until the Company’s 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
		FOR	WITHHOLD
	1.01 David A. Morken	☐	☐		FOR

	1.02 Rebecca G. Bottorff	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To approve the Company's Second Amended and Restated 2017 Incentive Award Plan;	☐	☐	☐	FOR

3.	To ratify the appointment of Ernst & Young LLP as the Company’s our independent registered public accounting firm for the fiscal year ending December 31, 2023;	☐	☐	☐	FOR

4.	To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement; and	☐	☐	☐	FOR

5.	The transaction of such other business as may properly come before the meeting.

To attend the meeting virtually you must pre-register at www.proxydocs.com/BAND

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date